UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SHOALS TECHNOLOGIES GROUP, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,
We are pleased to invite you to attend the Annual Meeting of Shareholders of Shoals Technologies Group, Inc. (“Shoals” or the “Company”) to be held on Thursday, May 4, 2023, at 10:00 a.m. Eastern Time (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/SHLS2023. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your notice of internet availability of proxy materials, proxy card or the voting instruction form received from your bank or broker. Once you have logged in to the virtual meeting, you will be able to submit questions and vote your shares electronically during the Annual Meeting.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.	to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	to approve, by an advisory vote, the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” frequency proposal);
3.	to approve, by an advisory vote, the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” proposal);
4.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the notice of internet availability of proxy materials, proxy card or voting instruction form received from your bank or broker. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

Brad Forth
Chairman of the Board

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
The 2023 annual meeting of shareholders of Shoals Technologies Group, Inc. (the “Company”) will be held via the internet at www.virtualshareholdermeeting.com/SHLS2023 on Thursday, May 4, 2023, at 10:00 a.m. Eastern Time for the following purposes:
1.	to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	to approve, by an advisory vote, the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” frequency proposal);
3.	to approve, by an advisory vote, the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” proposal);
4.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Our Board of Directors has set the record date as March 15, 2023. Only shareholders that owned shares of the Company’s Class A common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 4, 2023, at 1400 Shoals Way, Portland, Tennessee 37148 and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/SHLS2023.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2023
The notice of annual meeting, the proxy statement and our 2022 annual report are available on our website at https://investor.shoals.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.
The notice of internet availability of proxy materials is first being delivered to the Company’s shareholders of record on or about March 22, 2023.
By Order of the Board of Directors,

Mehgan Peetz
Chief Legal Officer and Corporate Secretary

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at our 2023 Annual Meeting of Shareholders (or at any postponement or adjournment of the meeting). Shareholders who own shares of our Class A common stock as of the record date, March 15, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Notice of Internet Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. The notice of internet availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding. The SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our Class A common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had approximately 169,964,475 shares of Class A common stock outstanding. Holders of shares of Class A common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Our common stock is divided in two classes: Class A common stock and Class B common stock. Even though holders of Class B common stock would be entitled to one vote per share and to vote together with holders of Class A common stock as a single class on all matters presented at the Annual Meeting, as of the Record Date, there were no shares of Class B common stock outstanding. In March 2023, in connection with a secondary offering of common stock described in the section entitled “Certain Relationships and Related Party Transactions,” Dean Solon, our founder (the “Founder”), and certain of his affiliates converted all of the membership interests (“LLC Interests”) in Shoals Parent LLC (“Shoals Parent”) and corresponding Class B common stock of the Company beneficially owned by them into Class A common stock of the Company. In addition, following such offering, all other Continuing Equity Owners (as defined below), also converted all the LLC Interests of Shoals Parent and corresponding Class B common stock of the Company beneficially owned by them into Class A common stock of the Company. As a result, upon effectiveness of such conversion, all of the LLC Interests in Shoals Parent are held by the Company, no other holders own LLC Interests and no Class B common stock is outstanding.

Q:	What will I be voting on?
You will be voting on:
1.	the election of Jeannette Mills and Lori Sundberg as Class II directors to serve on the Board until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.	the approval, by an advisory vote, of the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” frequency proposal);
3.	the approval, by an advisory vote, of the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” proposal);
4.	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
5.	any other business as may properly come before the meeting or any adjournment of the meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Jeannette Mills and Lori Sundberg as Class II directors;
2.	EVERY ONE YEAR for the frequency of future advisory votes to approve named executive officer compensation (i.e., “say-on-pay” frequency proposal);
3.	FOR the approval, by an advisory vote, of the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement (i.e., “say-on-pay” proposal); and
4.	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SHLS2023. You will need to log in by entering your unique 16-digit control number included on your notice of internet availability of proxy materials, proxy card or voting instruction form. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2023. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation. The Board’s recommendation with respect to each proposal that you are being asked to vote on is set forth above, as well as within the description of each proposal in this proxy statement.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our notice of internet availability and other proxy materials by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our notice of internet availability and other proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	by revoking it via written notice to our Chief Legal Officer and Corporate Secretary;
2.	via the Internet at www.proxyvote.com;
3.	by phone by calling 1-800-690-6903;
4.	by signing and returning a new proxy card; or
5.	by voting at the virtual Annual Meeting.
Q:	How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/SHLS2023 and entering your 16-digit control number. This number is included in your notice of internet availability of proxy materials, proxy card or voting information form.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit questions at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/SHLS2023 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
Q:	Why is the Annual Meeting virtual only?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. Hosting a virtual meeting makes it easy for our shareholders to participate from any location in the world.
Q:	What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the Annual Meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time and until the end of the meeting.
Q:	How do I inspect the list of shareholders?
To examine the list of shareholders entitled to vote at the Annual Meeting at our principal executive offices, you must be a shareholder as of the Record Date and will be required to provide a copy of your notice of internet availability, proxy card or voting instruction form bearing your unique 16-digit control number and a copy of a valid picture identification, such as a driver’s license or passport, that matches the name on the notice of internet availability, proxy card or voting instruction form. You will also be able to examine the list on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/SHLS2023.
Q:	How many shares must be present to transact business at the Annual Meeting?
A quorum of our shareholders must be present at the Annual Meeting for any business to be conducted. Under our Bylaws, the holders of a majority in voting power of our outstanding capital stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, constitutes a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction card, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.
PROPOSAL 2 - NON-BINDING ADVISORY APPROVAL OF SAY-ON-PAY FREQUENCY
In the case of Proposal 2, the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by shareholders. Abstentions and broker non-votes will not count in the determination of which alternative receives the highest number of votes cast. Although the results will not be binding on the Board, the Board will consider the results of the shareholder vote when making future decisions regarding the frequency with which it will submit for shareholder approval the compensation of the Company’s Named Executive Officers.
PROPOSAL 3 - NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 3. Abstentions will be counted as present and entitled to vote on Proposal 3 and will therefore have the effect of a negative vote. Broker non-votes will not be entitled to vote on Proposal 3 and will therefore have no effect on Proposal 3. Although the results of Proposal 3 will not be binding on the Board, the Board will consider the results of the shareholder vote when making future decisions regarding executive compensation.
PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 4. Abstentions will be counted as present and entitled to vote on Proposal 4 and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2023.

Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2024 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2024, must be received by the Company’s Chief Legal Officer and Corporate Secretary at our principal executive offices at 1400 Shoals Way, Portland, Tennessee 37148 no later than November 23, 2023. Shareholders wishing to make a director nomination or bring a proposal before the 2024 annual meeting (other than pursuant to SEC Rule 14a-8), but not include it in the Company’s proxy materials, must comply with the advance notice provisions in the Company’s Bylaws, which require, among other things, that shareholders provide written notice of such proposal to the Chief Legal Officer and Corporate Secretary at the Company’s principal executive offices no later than the close of business on February 4, 2024 and no earlier than the close of business on January 5, 2024, assuming the Company does not change the date of the 2024 annual meeting of shareholders by more than 30 days before or 70 days after the anniversary of the 2023 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws and be submitted in writing to the Chief Legal Officer and Corporate Secretary at the Company’s principal executive offices.
In addition to satisfying the requirements of our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Chief Legal Officer and Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Chief Legal Officer and Corporate Secretary at the Company’s principal executive offices no later than March 5, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of seven directors, all of which are independent under the corporate governance standards of Nasdaq. As previously disclosed, on February 23, 2023, our Board made the decision to terminate Jason Whitaker’s employment as Chief Executive Officer of the Company due to disability, effective as of March 15, 2023. Mr. Whitaker also ceased to be a member of the Board on that date.
Our certificate of incorporation (our “Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of March 16, 2023, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Ty Daul	I	55	Director	2021	2025
Toni Volpe	I	50	Director	2021	2025
Peter Wilver	I	63	Director	2021	2025
Jeannette Mills	II	56	Director	2022	2023	2026
Lori Sundberg	II	59	Director	2021	2023	2026
Brad Forth	III	57	Chair of the Board	2021	2024
Robert Julian	III	60	Director	2022	2024
The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in the solar and energy industries. The Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills, personal characteristics and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Currently, of the seven directors on our Board, two self-identify as female and one self-identifies as an underrepresented minority. The Nominating and Corporate Governance Committee also considers a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

Board Diversity Matrix (As of March 16, 2023)

Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Number of directors based on gender identity	2	5
Part II: Demographic Background
African American or Black	1	—
White	1	5
Changes to our Board of Directors Following our IPO
Effective March 22, 2021, the Board appointed Ty Daul, Lori Sundberg and Toni Volpe to the Board, each of which the Board determined to be an independent director as defined under the listing standards of Nasdaq. At such time, we had fully independent Board committees. Effective July 19, 2021, upon closing of a registered follow-on offering, whereby Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P. (“Oaktree”) sold the remainder of its common stock in the Company, Frank Cannova and Jason Lee, both of whom were employees of Oaktree, resigned from our Board. At such time, we had a majority independent Board.
Effective as of February 21, 2022, Dean Solon, the Founder, resigned from the Board, and on August 12, 2022, Mr. Peter Jonna also resigned from the Board. Prior to Mr. Jonna’s resignation, in 2022, our Board of Directors conducted a search for individuals that would provide the Board with additional diversity and additional specific skills identified by the Nominating and Corporate Governance Committee as desirable for our Board. Following the search assisted by a third-party search firm, the Nominating and Corporate Governance Committee identified Jeannette Mills and Robert Julian as candidates for directors. Following interviews with Board members, the Nominating and Corporate Governance Committee unanimously recommended, and the Board unanimously appointed, Ms. Mills and Mr. Julian as new members of the Board, effective August 15, 2022. At such time, all of our directors, except for Mr. Whitaker, who was our Chief Executive Officer until March 15, 2023, were independent directors under the listing standards of Nasdaq. Ms. Mills is a senior operations executive with more than 30 years of commercial and regulatory experience in the energy and utilities sectors as well as the consumer services sector. Throughout her career Ms. Mills has built substantial experience in business operations, risk management, strategy development, and financial management. She brings deep governance experience to the Board through her previous work on a corporate board, specifically as chair of Medifast, Inc.’s (“Medifast”) (NYSE: MED) compensation committee. Mr. Julian is a dynamic financial executive with more than 30 years leading financial matters within global public and private companies, ranging in size from small-cap enterprises to Fortune 100 companies. He has vast experience in developing and leading Finance, Accounting and IT teams across a wide range of industries, including manufacturing, technology, consumer products, distribution, retail, and business services sectors. Mr. Julian currently serves as Chief Financial Officer of The RealReal, Inc. (Nasdaq: REAL) and brings hands on experience in various public company board matters.
In addition, on February 23, 2023, our Board made the decision to terminate Mr. Whitaker’s employment as Chief Executive Officer of the Company due to disability, effective as of March 15, 2023. Mr. Whitaker also ceased to be a member of the Board on that date.
Director Nominations
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and regulatory and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter and our Bylaws, our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the annual meeting of shareholders to be held in 2024, and our Class I directors will serve until the annual meeting of shareholders to be held in 2025. Our Charter provides that our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the voting power of our outstanding shares of stock entitled to vote thereon.
Shareholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. For the 2024 Annual Meeting, nominations may be submitted to 1400 Shoals Way, Portland, Tennessee 37148, Attn: Chief Legal Officer and Corporate Secretary, and such nominations will then be forwarded to the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 4, 2024 and no earlier than the close of business on January 5, 2024. Recommendations must also include certain other procedural requirements as specified in our Bylaws. In addition to satisfying the requirements of our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Chief Legal Officer and Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Chief Legal Officer and Corporate Secretary at the Company’s principal executive offices no later than March 5, 2024.
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee has engaged and may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process will be used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age*	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Jeannette Mills	II	56	Director	2022	2023	2026
Lori Sundberg	II	59	Director	2021	2023	2026
*	Ages as of March 16, 2023.
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting.
Jeannette Mills. Ms. Mills began serving on our Board in August 2022. Since February 2020, Ms. Mills has been Executive Vice President and Chief External Relations Officer at Tennessee Valley Authority (“TVA”), a federally owned electric utility, where she is responsible for leading TVA’s External Affairs, including overall Customer Service, Government & Community Relations, Federal Affairs, Economic Development, and Regulatory Assurance functions to achieve organizational objectives in accordance with the policies established by TVA’s Board of Directors. Prior to joining TVA, from March 2017 to February 2020, she was Senior Vice President - Safety, Health, Environmental & Assurance of National Grid plc, a British multinational electricity and gas utility company. Prior to those positions, Ms. Mills held an executive position at the Maryland Public Service Commission, Baltimore Gas & Electric, and Medifast, Inc. (NYSE: MED), where she also served as a board member and member of the compensation committee. She holds a BS in Electrical Engineering from Virginia Tech University and an MBA from Loyola University Maryland.
The Board believes Ms. Mills’s extensive experience in the utilities industry in addition to her deep expertise in business operations, risk management, strategy development, and financial management, along with governance experience through her previous work on the board and compensation committee of Medifast, Inc. qualifies her to serve as a director of our Board.
Lori Sundberg. Ms. Sundberg began serving on our Board in March 2021. Since October 2021, Ms. Sundberg has served as HR Executive at Performance and Talent Solutions, a consulting firm. Ms. Sundberg was the Chief Human Resources Officer of Quanergy Systems, Inc. (NYSE: QNGY), a leading provider of LiDAR sensors and smart 3D solutions, from June 2022 to February 2023. Prior to such position, she was an Executive Vice President and Chief Human Resources Officer for Western Digital Corporation (NASDAQ: WDC), from February 2018 to October 2021, a leading key global human resources initiatives and people strategies. Ms. Sundberg has more than 30 years of experience in developing and aligning HR strategy with business needs. She has led large corporate initiatives focused on culture, organization effectiveness, diversity, leadership development, merger and acquisitions, and total rewards. Before joining Western Digital, she served as SVP, Global Human Resources at Jacobs (NYSE: J), a global provider of technical, professional and construction services. Sundberg has also served as SVP, Human Resources and Ethics at Arizona Public Services Company, the largest electric utility in Arizona, and advanced through a series of HR leadership roles at American Express. Ms. Sundberg holds a Bachelor of Science degree in Business Management from Brigham Young University.
The Board believes Ms. Sundberg’s extensive experience in managing human resources and leading complex corporate initiatives, in addition to her broad understanding of different industries from financial services to utilities, qualifies her to serve as a director of our Board.

Continuing Directors
Class III Directors (terms expiring in 2024)
Brad Forth. Chair. Mr. Forth began serving on our Board in June 2017. Mr. Forth has more than 30 years of experience in the energy industry. Mr. Forth began his career as a design engineer at Power Measurement, Inc. in 1988, where he was responsible for pioneering research in the field of digital power metering and energy management systems. Mr. Forth remained at Power Measurement in various capacities for 18 years, the last nine as its Chief Executive Officer from 1999 to 2005. In 2006, Mr. Forth joined GFI Energy Group as a Partner until 2009. Mr. Forth was a Managing Director at Oaktree from 2009 to 2016 and, most recently, he was a Senior Advisor to Oaktree’s GFI Energy Group from 2016 to 2021. Mr. Forth was a former board member of Xantrex Technology, The Kirlin Group and OpTerra Energy Group, and a former board chair of GT Solar Incorporated, Turbine Generator Maintenance, Cannon Technologies, GoodCents and TenK Solar. Mr. Forth is currently a board member of Array Technologies (Nasdaq: ARRY), a solar tracking and solutions company, since July 2016. Mr. Forth received a Bachelor of Electrical Engineering degree from the University of Victoria in Canada.
The Board believes Mr. Forth’s deep expertise in the energy industry, plus his experience as an investor and board member of several companies in the energy industry, and his service in different executive leadership roles qualifies him to serve as a director of our Board.
Robert Julian. Mr. Julian began serving on our Board in August 2022. Mr. Julian has served as Chief Financial Officer of The RealReal, Inc. (the “TheRealReal”) (Nasdaq: REAL) the world’s largest online marketplace for authenticated, consigned luxury goods, since October 2021, where he is responsible for developing and shaping company strategy and driving profitable growth. Mr. Julian also served as the Co-Interim Chief Executive Officer of TheRealReal from June 2022 to February 2023. Prior to TheRealReal, Mr. Julian was Executive Vice President and Chief Financial Officer at Sportsman’s Warehouse, from April 2019 to October 2021, and Executive Vice President and Chief Financial Officer and Treasurer, at Deluxe Entertainment Services Group, from July 2017 to June 2018. Mr. Julian has more than 30 years of experience, having held several senior positions in different public and private companies throughout his career. He holds a BA in Finance from Michigan State University and an MBA in Finance from the University of Michigan.
The Board believes Mr. Julian’s expertise in developing and leading high performing finance, accounting and IT teams across a wide range of industries, including manufacturing, technology, consumer products, distribution, retail, and business services sectors, as well as his hands on experience in various public company boards matters, qualifies him to serve as a director of our Board.
Class I Directors (terms expiring in 2025)
Ty Daul. Mr. Daul began serving on our Board in March 2021. Since May 2020, Mr. Daul has been Chief Executive Officer and a member of the Board of Directors of Primergy Solar, a developer, owner and operator of both distributed and utility scale solar PV and energy storage projects across North America. Prior to Primergy, from March 2017 to May 2020, Mr. Daul served as Vice President of Canadian Solar’s energy project development business throughout North and South America, and was President of Recurrent Energy Group, a wholly owned subsidiary of Canadian Solar that functions as the company’s U.S. project development arm. In addition, Mr. Daul served on the Board of 8point3 Energy Partners, the SunPower-First Solar publicly traded yieldco, from June 2015 to March 2017. Prior to joining SunPower, he co-founded Element Power in 2009 and oversaw the company’s wind and solar businesses in the Americas for five years. Mr. Daul has more than 30 years of experience in the power generation industry, having served on the board of private companies and industry associations, co-founded his own company in the wind and solar businesses in the Americas and been integrally involved in more than 10 GW of operating renewable projects representing well over $12 billion of total investment. Mr. Daul’s energy industry experience also includes seven years at PPM Energy/Iberdrola Renewables, Entergy and Newport Generation. He was on the Board of Directors of the Solar Energy Industries Association for nearly three years and served on the Wind Solar Alliance Board for more than seven years. He earned a B.S. in mechanical engineering from the University of Washington and an MBA from Texas A&M University.
The Board believes Mr. Daul’s expertise in the energy industry and his experience as a seasoned leader with an ability to execute complex transactions across diverse technologies and teams qualifies him to serve as a director of our Board.

Toni Volpe. Mr. Volpe began serving on our Board in March 2021. Since March 2016, Mr. Volpe has been Chief Executive Officer and Board Member of Renantis S.p.A. (f/k/a Falck Renewables S.p.A.), a global leader in the development, design, construction and management of renewable energy plants and infrastructure. Under his leadership, the company expanded geographically in Europe and the U.S. with growth in wind and solar energy, and into the energy flexibility and efficiency sectors in Italy, implementing a significant investment plan in both digital and physical assets. Prior to Renantis, Mr. Volpe served in various senior leadership positions at Enel Green Power (EGP), leading its portfolio diversification to geothermal, solar, mini-hydro, wind, and biomass. He graduated magna cum laude in Management, Economics and Industrial Engineering, at Polytechnic of Milan and obtained his MBA from Columbia Business School.
The Board believes Mr. Volpe’s broad experience in the energy industry, and his expertise as a board member and senior executive in the industry for more than 18 years, qualifies him to serve as a director of our Board.
Peter Wilver. Mr. Wilver began serving on our Board in January 2021. From August 2015 until his retirement in March 2017, Mr. Wilver was Executive Vice President and Chief Administrative Officer of Thermo Fisher Scientific Inc. (“Thermo Fisher”), a leading provider of laboratory products and services, and had previously spent 11 years as the Chief Financial Officer of Thermo Fisher (formerly Thermo Electron) from October 2004 until July 2015. Before joining Thermo Electron in 2000, Mr. Wilver held financial leadership roles at General Electric and Grimes Aerospace Company, and at Honeywell International, where he most recently served as Vice President and Chief Financial Officer of the electronic materials business. Mr. Wilver currently serves on the Board of Directors of Evoqua Water Technologies Corp. (NYSE: AQUA), a provider of critical water treatment solutions, where he is Chair of the Audit Committee and a member of the Compensation Committee, Baxter International (NYSE: BAX), an American multinational healthcare company, where he is a member of the Compensation Committee, and LivaNova PLC (NASDAQ: LIVN), a global medical device company focused on the development and delivery of important products and therapies for the benefit of patients, healthcare professionals and healthcare systems throughout the world, where he is a member of the Audit & Compliance and a member of the Compensation Committee. He has previously served as member of the board and related committees at several other public companies. Mr. Wilver is a certified public accountant. Mr. Wilver holds a Bachelor of Science in Business Administration degree (summa cum laude) in Accounting from The Ohio State University.
The Board believes Mr. Wilver’s experience in strategic planning and business development as well as in leading the financial, accounting and investor relations functions of large, multi-national manufacturing companies along with corporate governance expertise from his membership at public company boards and their committees qualifies him to serve as a director of our Board.
Director Independence
For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with the Company. Pursuant to our Corporate Governance Guidelines, the Board has undertaken its annual review of director independence.
The Board has affirmatively determined that all current directors are independent under the listing standards of the Nasdaq. In addition, the Board has determined that each member currently serving on the Compensation Committee is independent under the heightened independence standards for compensation committee members under the listing standards of the Nasdaq and the rules and regulations of the SEC and that each member currently serving on the Audit Committee is independent under the heightened independence standards required for audit committee members by the listing standards of the Nasdaq and the rules and regulations of the SEC. In making these determinations, the Board reviewed information provided by the directors and by the Company with regard to the directors’ business and personal activities as they relate to the Company and its affiliates.
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2022, our Board held four regular meetings and two special meetings. During 2022, the Audit Committee held four regular meetings and three special meetings, the Compensation Committee held four regular meetings and six special meetings, and the Nominating and Corporate Governance Committee held four regular meetings. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. All directors then in office attended the 2022 Annual Meeting. In 2022, each director attended at least 90% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://investor.shoals.com. Our website is not part of this notice and proxy statement.
The table below sets forth the current composition of our Board committees:
Board Member	Audit Committee	Compensation, Committee	Nominating and Corporate Governance Committee
Ty Daul	X
Brad Forth		X	X (Chair)
Robert Julian	X (Chair)
Jeannette Mills		X
Lori Sundberg		X (Chair)	X
Toni Volpe	X
Peter Wilver	X		X
Audit Committee
Our Audit Committee is composed of Messrs. Wilver, Daul, Volpe and Julian, with Mr. Julian serving as Chair of the committee. Our Board has affirmatively determined that all members of our Audit Committee meet the independence requirements of Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq.
In addition, our Board has determined that Mr. Julian and Mr. Wilver are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Mr. Julian or Mr. Wilver any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of, our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.
discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;

4.	reviewing our policies, guidelines and process by which management assesses and manages risk, including cybersecurity risk;
5.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

6.	reviewing the adequacy of our internal control over financial reporting;
7.	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

8.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

9.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
10.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
11.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
12.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts; and
13.	annually reviewing and reassessing the adequacy of the Audit Committee charter in its compliance with the listing requirements of Nasdaq.
Compensation Committee
Our Compensation Committee is composed of Ms. Sundberg, Mr. Forth and Ms. Mills, with Ms. Sundberg serving as Chair of the Compensation Committee. Our Board has affirmatively determined that all members of the Compensation Committee meet the independence requirements of the listing standards of Nasdaq and further qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are not current or former employees of the Company, are not eligible to participate in any of the Company’s executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation and are not “affiliates” of the Company, as defined under Rule 10C-1 under the Exchange Act. The Compensation Discussion and Analysis section of this proxy statement provides details regarding the basis on which the Compensation Committee determines executive compensation.
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
2.	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
3.	reviewing and recommending for approval of the Board the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisors retained by the Compensation Committee;
5.	conducting the independence assessment outlined in the Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
6.	reviewing and establishing our overall management compensation, philosophy and policy;
7.	overseeing and administering our compensation and similar plans;
8.	reviewing and making recommendations to our Board with respect to director compensation;
9.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
10.	assist the Board with oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, among others; and
11.	annually reviewing and reassessing the adequacy of the Compensation Committee charter in its compliance with the listing requirements of Nasdaq.
The Compensation Committee has the ability, under its charter, to select and retain, at the expense of the Company, independent legal and financial counsel and other consultants necessary to assist the Compensation

Committee as the Compensation Committee may deem appropriate, in its sole discretion. The Compensation Committee also has the authority to select and retain any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to approve related fees and retention terms for any of its counsel and consultants.
During 2022, the Compensation Committee continued to use the services of Pay Governance LLC (“Pay Governance”), as an independent compensation consultant, in fulfilling its obligations under its charter, to provide the Compensation Committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, executive benefits, and non-executive director compensation. The Compensation Committee selected Pay Governance to serve as its independent consultant only after assessing the firm’s independence, which concluded that no conflicts of interest existed. See the section entitled “Compensation Discussion and Analysis—Key Participants in the Compensation Process—The Role of the Independent Consultant” for more information.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Sundberg, Mr. Forth and Mr. Wilver, with Mr. Forth serving as Chair of the Nominating and Corporate Governance Committee. Our Board has affirmatively determined that all members of the Nominating and Corporate Governance Committee meet the independence requirements of the listing standards of Nasdaq.
The Nominating and Corporate Governance Committee is responsible for, among other matters:
1.	developing and recommending to our Board criteria for Board and committee membership;
2.
identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees, ensuring that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included;

3.	developing and recommending to our Board best practices and corporate governance principles;
4.	developing and recommending to our Board a set of corporate governance guidelines;
5.	reviewing and monitoring the development and implementation of the Company’s Environmental, Social and Governance (“ESG”) goals, and providing guidance to the Board on such matters;
6.	developing and recommending to the Board a Chief Executive Officer succession plan;
7.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board; and
8.	annually reviewing and reassessing the adequacy of the Nominating and Corporate Governance Committee charter in its compliance with the listing requirements of Nasdaq.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders at this time.
Separate Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the IPO, the roles of Chair and Chief Executive Officer have been separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability.
The Board believes that, at this time, separating the roles of Chair and Chief Executive Officer is the most effective leadership structure because it allows the Chief Executive Officer to focus on the management of the Company, day-to-day operations and engaging with external stakeholders.

Our Chair, Mr. Forth, an independent member of the Board, focuses his attention on the broad strategic issues considered by the Board leveraging his strong background to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives. Mr. Forth has valuable experience on the issues, challenges, and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
Self-Evaluation
Our Nominating and Corporate Governance Committee conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. This evaluation includes survey materials and a report to, and discussion of survey results with, the Nominating and Corporate Governance Committee and the full Board. The survey materials solicit feedback on organizational matters, business strategy, financial matters, board structure and meeting administration. The directors use discussions with the full Board to provide feedback, identify themes for the Board to consider, suggest specific action steps and review Board agendas. The evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes there could be improvement. In addition, focus areas identified through the evaluation will be incorporated into the Board’s agendas for 2023 to monitor progress.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for the Company and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.
The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer. In 2022, in connection with the announcement that Mr. Whitaker would step-down as Chief Executive Officer in 2023 for health reasons, the Board launched a search for potential successors to the Chief Executive Officer position with the assistance of executive search firm, Spencer Stuart. While the search is in process, and following Mr. Whitaker’s departure, effective March 15, 2023, Mr. Jeffery Tolnar, our President, was appointed as Interim Chief Executive Officer.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance shareholder value. The Board sets the tone at the top as it relates to enterprise risk management and encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day operations. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees.
•
Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Additionally, our Audit Committee establishes policies and procedures for the receipt and retention of accounting-related complaints and concerns, and discusses the scope and result of the audits with our independent registered public accounting firm.

•
Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Compensation Committee establishes our overall management compensation philosophy and policy, and reviews and approves compensation-related corporate goals and objectives.

•
Our Nominating and Corporate Governance Committee oversees our major corporate governance risks, including advising on best practices and corporate governance principles. Additionally, our Nominating and Corporate Governance Committee develops membership criteria for the Board and its committees. At the Board-level, the Nominating and Corporate Governance Committee is responsible for reviewing, monitoring, and providing guidance on the development and implementation of our ESG programs and goals.

In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal and regulatory risks, privacy risks, and financial, tax and audit related risks.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including (including our principal executive officer, principal financial officer and principal accounting officer). Our Code constitutes a “code of ethics,” as defined by Item 406(b) of Regulation S-K. Our Code of Ethics is available on the Investor Relations page of our website at https://investor.shoals.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendments to the Code of Ethics, or any waivers of its requirements that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website at https://investor.shoals.com.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Nominating and Corporate Governance Committee.

Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Shoals Technologies Group, Inc.
1400 Shoals Way
Portland, TN 37148
Telephone: 615-323-9836
Attention: Board of Directors
c/o Chief Legal Officer and Corporate Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of March 16, 2023:
Name	Age	Position
Jeffery Tolnar	59	Interim Chief Executive Officer, President
Dominic Bardos	58	Chief Financial Officer
Mehgan Peetz	41	Chief Legal Officer and Corporate Secretary
Jeffery Tolnar has been our Interim Chief Executive Officer since March 15, 2023 and our President since December 2022. He joined the Company as Senior Vice President, Electric Vehicle Solutions for the Company in April 2021. Prior to joining the Company, Mr. Tolnar served as Chief Commercial Officer of Greenlots, a leading provider of turnkey EV charging solutions acquired by Shell plc (NYSE: SHEL), from October 2017 to April 2021. Prior to his position at Greenlots, Mr. Tolnar served as president of global software solutions for Honeywell’s Homes, Buildings and Utilities businesses (Nasdaq: HON) from July 2016 to May 2017. Mr. Tolnar has over 30 years of experience, including leadership positions, across multiple industries, including telecommunications, energy, building technologies and electric mobility. Mr. Tolnar earned a Master of Business Administration from Baker University and a Bachelor’s degree in Science, Electrical and Electronics Engineering from Youngstown State University.
Dominic Bardos joined the Company as Chief Financial Officer in October 2022 with more than 30 years of experience in global finance and accounting across multiple industries, including retail, restaurant, consumer services, entertainment and hospitality. Prior to joining the Company, Mr. Bardos served as the Chief Financial Officer for Holley Inc. (NYSE: HLLY) (f/k/a Holley Intermediate Holdings, Inc.), a manufacturer and distributor of performance automotive products, from April 2021 until September 30, 2022. Mr. Bardos served as Vice President of Finance for Tractor Supply Company (Nasdaq: TSCO), the largest publicly traded rural lifestyle retailer, from 2018 to 2021. Previously, Mr. Bardos served as Chief Financial Officer for Cambridge Franchise Holdings, an operator of quick service restaurants across the southeast, from 2017 to 2018. Additionally, Mr. Bardos held several leadership positions at ServiceMaster (NYSE: SERV) including three years from 2014 to 2017 as the divisional Chief Financial Officer for Terminix, their largest international division. Mr. Bardos’s experience also includes leadership positions in financial planning & analysis, strategic sourcing, supply chain, and customer service operations in large organizations such as Caesars Entertainment (Nasdaq: CZR), Hilton Hotels, and Harrah’s Entertainment. Mr. Bardos earned a Master of Business Administration in Finance and a Bachelor’s degree in Management from the University of Memphis, Fogelman College of Business & Economics.
Mehgan Peetz joined the Company as our General Counsel in December 2020. Prior to joining the Company, Ms. Peetz served as the Deputy General Counsel and Assistant Corporate Secretary at SmileDirectClub from August 2019 until December 2020 and as Commercial Counsel at Current, powered by GE, and GE Lighting from September 2015 to June 2019 (known as GE Lighting and Current, powered by GE, between September 2015 and March 2016). Prior to her service as in-house counsel, Ms. Peetz was an associate at Kirkland & Ellis LLP from June 2008 to July 2014 and Ropes & Gray LLP from July 2014 to July 2015. Ms. Peetz holds a Bachelor of Arts degree in Pre-Medical Studies and Psychology from the University of Notre Dame and a Doctor of Law degree from the University of Michigan Law School.

EXECUTIVE COMPENSATION
As of December 31, 2022, we ceased to be an “emerging growth company” and, therefore, this year’s proxy statement includes additional detail regarding executive compensation that was previously not required, including, without limitation, (1) a compensation discussion and analysis section; (2) additional compensation tables that provide disclosure on “Grants of Plan-Based Awards,” “Options Exercised and Stock Vested,” and “Potential Payments Upon Termination or a Change in Control;” (3) disclosure with respect to the Company’s risk management and pay versus performance; (4) an advisory shareholder vote on the preferred frequency of advisory shareholder votes to approve the compensation of our Named Executive Officers, which is included as the “say-on-pay frequency proposal” in this proxy statement; and (5) an advisory shareholder vote to approve the compensation of our Named Executive Officers, which is included as the “say-on-pay proposal” in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our Named Executive Officers
For the fiscal year 2022 (the “2022 Fiscal Year”), our Named Executive Officers and their positions were as follows:
Name	Principal Position
Jason Whitaker(1)	Former Chief Executive Officer
Dr. Philip Garton(2)	Former Chief Financial Officer
Kevin Hubbard(3)	Former Interim Chief Financial Officer
Dominic Bardos(4)	Chief Financial Officer
Mehgan Peetz	Chief Legal Officer and Corporate Secretary
Jeffery Tolnar(5)	Interim Chief Executive Officer, President
(1)
On February 23, 2023, the Board made the decision to terminate Mr. Whitaker’s employment as Chief Executive Officer of the Company due to disability, effective as of March 15, 2023. Mr. Whitaker also ceased to be a member of the Board on that date.

(2)	Dr. Philip Garton resigned from the Company, effective as of May 4, 2022.
(3)
Kevin Hubbard served as the Company’s interim Chief Financial Officer from May 4, 2022 through October 3, 2022. In connection with such service, the Company and Ham, Langston & Brezina LLP entered into an engagement letter, effective as of April 7, 2022. Prior to Mr. Hubbard’s service as interim Chief Financial Officer of the Company, Mr. Hubbard served as the Company’s outside consultant. Mr. Hubbard has continued to serve the Company in such role following October 3, 2022.

(4)	Dominic Bardos was appointed as the Company’s Chief Financial Officer, effective as of October 3, 2022.
(5)
On February 23, 2023, the Company appointed Jeffery Tolnar as interim Chief Executive Officer, effective immediately following Mr. Whitaker’s termination on March 15, 2023. Jeffery Tolnar was previously appointed as the Company’s President, effective as of December 19, 2022, and prior to serving as President was the Company’s Senior Vice President, Electric Vehicle Solutions since April 2021.

Business Environment and Financial Results
We achieved new records for revenue, gross profit, net income, adjusted EBITDA and adjusted net income during the 2022 Fiscal Year. Our results are a reflection of the strength of the end-markets we serve, the capacity of our products to take market share from competing alternatives, greater leverage on fixed costs, and an increase in the efficiencies of our manufacturing operations.
The following table provides a summary of our financial results for 2022 and a comparison of these results to 2021 and 2020:
	Financial Results(1)
	2022	2021	2020
Revenue	$326.9	$213.2	$175.5
Gross Profit	$131.3	$82.6	$66.5
Net Income	$127.6	$2.3	$33.8
Adjusted EBITDA(2)	$93.0	$62.9	$60.9
Adjusted Net Income(3)	$62.4	$35.9	$45.9
(1)	Results are for the fiscal years ended December 31, 2022, 2021 and 2020.
(2)
Adjusted EBITDA is defined as net income (loss) plus (i) interest expense, net (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the TRA (as defined below) adjustment, (vi) gain on termination of the TRA, (vii) loss on debt repayment, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) COVID-19 expenses and (xi) non-recurring and other expenses. See Appendix A for reconciliation of net income to Adjusted EBITDA.

(3)
Adjusted Net Income is defined as net income (loss) attributable to the Company plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) amortization of intangibles, (iii) amortization of deferred financing costs, (iv) payable pursuant to the TRA adjustment, (v) gain on termination of TRA, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) COVID-19 expenses and (x) non-recurring and other expenses, all net of applicable income taxes. See Appendix A for reconciliation of net income to Adjusted Net Income.

Pay for Performance
Payouts under our annual incentive plan (the “AIP”) reflect our performance against pre-set Adjusted EBITDA goals and the Compensation Committee’s assessment of goal achievements and individual performance.

The 2022 Fiscal Year AIP paid out at an average of 114% of target for Mr. Whitaker, Ms. Peetz, and Mr. Tolnar, each of whom were in their respective roles for the full year. The awards of performance-based restricted stock units (“PSUs”) granted to certain of our Named Executive Officers in the 2022 Fiscal Year will not provide a payout until early 2025, when the Compensation Committee approves the level of achievement against pre-set Net Revenue Growth CAGR and Average Gross Margin targets. The awards of time-based restricted stock units (“RSUs”) granted to certain of our Named Executive Officers in the 2022 Fiscal Year create foundational ownership that encourages retention and ties to changes in shareholder value.
Executive Compensation Best Practices
What We Do		What We Don’t Do
✔	Emphasize long-term compensation to ensure alignment of pay with long-term performance	•	No hedging or pledging of company stock
✔	Significant majority of pay is performance-based and not guaranteed	•	No single trigger vesting of equity awards upon a change in control
✔	Stock ownership requirements require meaningful holdings	•	No tax gross-up payments in connection with severance or change in control payments
✔	Double-trigger change-in-control vesting of equity awards	•	No golden parachutes
✔	Assess and confirm compensation programs do not encourage material risks to shareholders	•	No excessive perquisites or personal benefits
✔	Engage an independent compensation consultant	•	No repricing of stock options (currently, stock options are not part of the Company’s equity award program)
External Benchmarking
In the 2022 Fiscal Year, the Compensation Committee considered competitive market compensation data, in addition to other factors, in determining the policies and programs that address executive compensation and benefits.
For the 2022 Fiscal Year, with respect to pay decisions for our Named Executive Officers, the Compensation Committee reviewed a peer group of 17 competitor companies that are reasonably comparable to the Company in terms of revenue, industry and market capitalization expectations (the “Peer Group”), and with whom we are likely to compete for executive talent, in order to better evaluate executive compensation market practices. When making executive pay decisions, the Compensation Committee also considers other factors such as individual experience and performance, critical skills, and the general talent market for senior executives. The Compensation Committee annually reviews and evaluates the Peer Group to ensure it remains appropriate.
2022 Fiscal Year Peer Group
Array Technologies, Inc.	Generac Holdings Inc.	SolarEdge Technologies, Inc.
Bloom Energy Corporation	Gibraltar Industries, Inc.	SolarWinds Corporation
ChargePoint Holdings, Inc.	Itron, Inc.	SunPower Corporation
Enphase Energy, Inc.	Littelfuse, Inc.	Sunrun Inc.
ESCO Technologies Inc.	Power Integrations, Inc.	Trimble Inc.
First Solar, Inc.	Rogers Corporation
The Compensation Committee’s review of the external compensation market also included data and practices from general compensation surveys and other compensation survey information provided by our independent consultant Pay Governance LLC (“Pay Governance”).

PHILOSOPHY AND GOVERNANCE
Compensation Philosophy and Objectives
The objective of our executive compensation program is to attract, retain and motivate top talent to drive the Company’s current success and future growth. The guiding principles of our executive compensation program are as follows:
•	Attractiveness as an employer is a function of all reward elements, including, but not limited to, base salary, short- and long-term incentives, benefits, well-being and coaching and development.
•	Target rewards should align with the market median for proven experience.
•	Incentives are performance-based and provided via both cash and equity programs.
•	Actual pay varies with performance based on goals that drive clear business outcomes that are in alignment with shareholder value creation.
•	Non-compensation programs reinforce the strength of our employment “deal” beyond pay, including a strong culture, growth opportunities, and development.
•	Simplicity and transparency in compensation program design, experience, and communication.
Our executive compensation program philosophy is as follows:
•	Target total direct compensation is positioned such that performance-based pay is weighted much higher than fixed base salary.
•	The “market” for our executive positions is based on peer proxy data and/or compensation surveys that reflect our revenue expectations and market cap multiple of revenue.
•	Experience in the applicable role is reflected in base salary that, in turn, drives the incentive opportunity which is a percentage of base salary under our AIP.
•
Our AIP payout opportunity ranges from 0% to 200% of target and is primarily based on achievements against key measures of annual financial performance with a smaller amount based upon team or individual goals and performance.

•
Long-term incentive awards are equity-based, granted in the form of RSUs and PSUs. The long-term incentive award mix varies by executive level, with senior executives receiving a greater percentage of long-term incentive awards in performance-based vehicles.

•	“Holding power” is evaluated at least annually such that our executives have sufficient unvested equity to encourage retention.

ELEMENTS OF OUR 2022 FISCAL YEAR EXECUTIVE COMPENSATION PROGRAM
Named Executive Officer Compensation Elements at a Glance
The compensation of our executive officers, including our Named Executive Officers, is reviewed in detail by the Compensation Committee during the first quarter of every fiscal year. Named Executive Officer direct compensation for the 2022 Fiscal Year generally consisted of a base salary, an AIP annual award, and long-term incentive awards, each of which is detailed below.
2022 Compensation Element	Form	Metrics and Weightings	Rationale for Providing
Base Salary	Cash	Not applicable	Base salary is a competitive fixed pay element tied to role, experience, performance, and criticality of skills.
AIP Award	Cash	Adjusted EBITDA (75%) Individual Goals (25%)
The AIP is designed to reward achievement of critical financial and non-financial goals that are fundamental short-term drivers of shareholder value. The AIP may payout from 0% to 200% of target, based upon achievement of pre-set Threshold, Target, and Stretch goals.

Long-Term Incentive (“LTI”) Equity Awards	Stock	PSUs • Net Revenue Growth CAGR (50%) • Average Gross Margin (50%) • Three-year performance period RSUs • Three-year time-vesting period
The LTI plan is designed to reward performance that drives longer shareholder value through the use of awards tied to a multi-year vesting period.

• PSUs (50% of the LTI mix) provide rewards linked to stock price performance (due to the denomination in Company shares) and can go up or down based upon achievement of pre-set Threshold, Target, and Stretch goals, equally weighted between Net Revenue Growth CAGR and Average Gross Margin. PSUs may payout from 0% to 200% of target.

• RSUs (50% of the LTI mix) link compensation to absolute stock price performance and strengthen retention

2022 FISCAL YEAR DECISIONS AND OUTCOMES
2022 Fiscal Year Base Salary
Named Executive Officer	FY2021 Base Salary Level	FY2022 Base Salary Level	Percentage Increase from FY2021
Jason Whitaker	$435,000	$550,000	26.44%
Dr. Philip Garton	$300,000	$300,000	0%
Kevin Hubbard(1)	N/A	$492,950	N/A
Dominic Bardos	N/A	$425,000	N/A
Mehgan Peetz	$350,000	$375,000	7.14%
Jeffery Tolnar	$280,000	$290,000	3.57%
(1)	This amount represents fees paid to Ham, Langston & Brezina LLP in respect of Mr. Hubbard’s service as the Company’s interim Chief Financial Officer.
2022 Fiscal Year AIP Annual Awards
Named Executive Officer	FY2022 Target AIP Award as a Percentage of Base Salary	FY2022 AIP Target Amounts Based on Eligible Earnings	FY2022 AIP Awards	FY2022 AIP Awards as a Percentage of Target (paid in 2023)
Jason Whitaker	100%	$506,875	$571,361	112.5%
Dr. Philip Garton	50%	$150,000	N/A	N/A
Kevin Hubbard	N/A	N/A	N/A	N/A
Dominic Bardos	N/A	N/A	N/A	N/A
Mehgan Peetz	60%	$219,375	$244,110	111.28%
Jeffery Tolnar	60%	$171,750	$201,849	117.53%
2022 Fiscal Year AIP Performance Targets and Results
Adjusted EBITDA was selected as the sole financial performance measure for the 2022 Fiscal Year AIP because of its importance to value provided to shareholders. Adjusted EBITDA is defined as net income (loss) plus (i) interest expense, net (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the TRA adjustment, (vi) gain on termination of the TRA, (vii) loss on debt repayment, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) COVID-19 expenses and (xi) non-recurring and other expenses. Threshold, Target, and Stretch EBITDA goals were approved by the Compensation Committee in February 2022 and were established based upon the Company forecast, analyst consensus, and growth results of companies in the S&P SmallCap Growth Index and the Russell 3000 Growth Index. EBITDA performance carries a weight of 75% in the final 2022 Fiscal Year AIP determination.
AIP Metric	Threshold (50%)	Target (100%)	Stretch (200%)	2022 Results	2022 Payout (to be weighted 75%)
Adjusted EBITDA	$79.1 million	$92.3 million	$102.6 million	$93.0 million	106.7% of Target
AIP Individual Component Considerations
Each of Mr. Garton, who resigned as our Chief Financial Officer on May 4, 2022, Mr. Hubbard, our interim Chief Financial Officer from May 4, 2022 through October 3, 2022 (who was compensated through an agreement with the Company and his employer Ham, Langston & Brezina LLP), and Mr. Bardos, who was appointed as our Chief Financial Officer on October 3, 2022 and received a set bonus amount in respect to the 2022 Fiscal Year (as further described in the “Summary Compensation Table” below), did not receive AIP awards in the 2022 Fiscal Year and, thus, were not evaluated for the AIP individual component. Each remaining Named Executive Officer had 25% of their AIP award target based upon a Management by Objectives (“MBO”) component.
Each Named Executive Officer who participated in the 2022 Fiscal Year AIP set individual MBOs that were approved by the Compensation Committee, including, but not limited to, the following:
•	Support continued development of a publicly traded company to include SOX and ESG initiatives;

•	Deliver the Board approved Annual Plan including financial and growth expectations; and
•	Finalize scaled production plan for first four eMobility offerings.
Named Executive Officer	MBO Assessment (to be weighted 25%)
Jason Whitaker	130% of Target(1)
Mehgan Peetz	125% of Target(2)
Jeffery Tolnar	150% of Target(3)
(1)	Based on Mr. Whitaker’s MBOs achievements, the Compensation Committee determined that he exceeded his individual goals and awarded the MBO portion of his 2022 AIP award at 130% of target.
(2)	Based on Ms. Peetz’s MBOs achievements, the Compensation Committee determined that she exceeded her individual goals and awarded the MBO portion of her 2022 AIP at 125% of target.
(3)	Based on Mr. Tolnar’s MBOs achievements, the Compensation Committee determined that he exceeded his individual goals and awarded the MBO portion of his 2022 AIP at 150% of target.
2022 Fiscal Year Long-Term Incentive Equity Compensation
The Company maintains the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan (the “LTIP”), which was adopted on January 26, 2021. Each of our Named Executive Officers are eligible to participate in the LTIP, which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards or cash awards to employees and consultants of the Company and its affiliates and non-employee directors on the Board. The Compensation Committee determines the size and vesting terms of all awards made under the LTIP and administers all other aspects of the LTIP.
In the 2022 Fiscal Year, the Compensation Committee approved two types of grants for the Company’s annual LTI awards under the LTIP, PSUs and RSUs, with each addressing long-term shareholder value alignment in different ways. The Compensation Committee believes that granting a combination of PSUs and RSUs provides alignment with shareholder interests, retention value, and a direct connection between pay and performance of our Company over the long-term. The 2022 LTI award grants for our Named Executive Officers were allocated 50% as PSUs and 50% as RSUs.
The PSUs granted to certain of our Named Executive Officers in the 2022 Fiscal Year vest after a three-year performance period ending on December 31, 2024, with the performance criteria tied equally to Net Revenue Growth CAGR and Average Gross Margin, subject to continued employment through the date the Compensation Committee certifies achievement of such performance criteria following the end of such performance period. PSUs may payout from 0% to 200% of target. Pre-set Threshold, Target, and Stretch goals were established by the Compensation Committee at grant, but remain confidential during the performance period due to competitive harm that may occur if goals were to be made public before our 2025 proxy statement is released.
The RSUs granted to certain of our Named Executive Officers in the 2022 Fiscal Year vest in three substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, subject to continued employment through each applicable vesting date.
The following table shows the target dollar value of the 2022 LTI awards made to certain of our Named Executive Officers in the 2022 Fiscal Year. These LTI values were determined by taking into account base pay and annual incentive values, assessing market competitive total compensation levels, and our compensation philosophy that weights variable compensation higher than fixed compensation. These values also consider each Named Executive Officers’ role, potential long-term contribution, performance, experience, and skills.
Named Executive Officer	PSUs (Target Award)	RSUs	Total(1)
Jason Whitaker	$1,750,000	$1,750,000	$3,500,000
Dominic Bardos	$280,000	$280,000	$560,000
Mehgan Peetz	$315,500	$315,500	$631,000
Jeffery Tolnar	$250,000	$250,000	$500,000
(1)
The values in this table reflect the PSU and RSU target amounts approved by the Compensation Committee. Amounts reported in the “Summary Compensation Table” below reflect the aggregate grant date fair value of such awards, as computed in accordance with FASB ASC Topic 718.

See the section titled “Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2022 Fiscal Year—Long-Term Equity Compensation” below for details on the grants of RSUs and PSUs to the Named Executive Officers.
Other Executive Benefits and Perquisites
We provide the following benefits to our Named Executive Officers on the same basis as other eligible employees:
•	health insurance;
•	vacation and personal holidays;
•	life insurance;
•	short-term disability; and
•	a 401(k) plan with matching contributions.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
KEY PARTICIPANTS IN THE COMPENSATION PROCESS
The Role of the Compensation Committee
The Compensation Committee reviews and approves the compensation elements and compensation targets for each of our executive officers, including the Named Executive Officers. The Compensation Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. The Compensation Committee administers all elements of the LTIP and approves any benefits or other related programs offered to executive officers. Further, the Compensation Committee evaluates the Company’s compensation programs on an annual basis to ensure our plans do not induce or encourage excessive risk-taking by participants.
The Role of Management
During the 2022 Fiscal Year, our Chief Executive Officer and Chief Human Resources Officer, in partnership with the Chief Executive Officer, made recommendations to the Compensation Committee regarding compensation actions and incentive awards. The Chief Human Resources Officer serves as the liaison between the Compensation Committee and Pay Governance, providing internal data on an as-needed basis so that Pay Governance can produce comparative analyses for the Compensation Committee. The Company’s human resources, finance, and legal departments supported the work of the Compensation Committee by providing information, answering questions, and responding to various requests from committee members.
The Role of the Independent Consultant
In the 2022 Fiscal Year, the Compensation Committee continued to use the services of Pay Governance in fulfilling its obligations under its charter. Pay Governance attended all of the Compensation Committee meetings in the 2022 Fiscal Year and provided the Compensation Committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, executive benefits, and non-executive director compensation. In this capacity, Pay Governance provided services that related solely to the work performed for, and at the direction of, the Compensation Committee. The Compensation Committee selected Pay Governance to serve as its independent consultant only after assessing the firm’s independence, which concluded that no conflicts of interest existed. The Compensation Committee retains the right to modify or terminate its relationship with Pay Governance or select other outside advisors to assist the Compensation Committee in carrying out its responsibilities.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
We believe that a strong, experienced management team is essential to the best interests of the Company and our shareholders. We have entered into employment agreements and/or offer letters with certain of our Named Executive Officers in order to minimize employment security concerns arising in the course of negotiating and completing a significant transaction. For a description of such employment agreements and offer letters, see the section below titled “Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2022 Fiscal Year - Employment Agreements and Offer Letters.” For a more complete description of our obligations under the employment agreements and offer letters in the event of a termination of employment or change in control, see the section below titled “Potential Payments Upon Termination or a Change in Control.”
POLICIES AND CONSIDERATIONS
Risk Assessment
The Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. The Compensation Committee also assesses the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk.
The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for our Named Executive Officers, as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to Company performance.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines for our Chief Executive Officer, Chief Financial Officer, other executive officers and executive vice presidents and non-employee directors. These stock ownership guidelines specify the desired level of Company stock ownership and encourage a set of behaviors for each covered individual. Only the following equity holdings count towards achieving these ownership levels: (1) shares owned directly, (2) vested shares held in a 401(k) account, (3) shares beneficially owned in a family trust or by a spouse and/or minor children, (4) Class C Common Units (i.e., pre-IPO grants), (5) unvested restricted stock or RSUs (net of taxes), (6) unvested deferred stock units of the Company, and (7) shares obtained through stock option exercises. Unvested PSUs and unexercised stock options do not count toward compliance with the stock ownership guidelines.
The stock ownership guidelines requirements are as follows:
•	5x annual base salary for our Chief Executive Officer;
•	2x annual base salary for our Chief Financial Officer and other executive officers and executive vice presidents; and
•	5x annual cash retainer for our non-employee directors.
In addition to the above, a 50% retention requirement of net after-tax shares is required to be held as long as the covered individual’s requirement is not yet achieved.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits our Named Executive Officers from engaging in any hedging transactions without prior written approval from our Chief Executive Officer, Chief Financial Officer or Chief Legal Officer. Further, this policy prohibits our Named Executive Officers from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Clawback Policy
The Compensation Committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a compliant clawback policy when the NASDAQ adopts final listing standards in accordance with the final rules.

Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that excess a threshold determined under Section 280G of the Internal Revenue Code based on an executive officer’s prior compensation. In approving compensation arrangements for our Named Executive Officers, the Board considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.
Section 162(m) Compliance
Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. The Compensation Committee considers the impact of Section 162(m) when making compensation decisions.
Section 409A Considerations
Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Stockholder Say-on-Pay Frequency and Say-on-Pay Votes
Pursuant to the “say-on-pay frequency proposal” included in this proxy statement, our shareholders will be voting for the first time on the frequency of advisory shareholder votes to approve the compensation of our Named Executive Officers.
Pursuant to the “say-on-pay proposal” included in this proxy statement, our shareholders will be voting for the first time to approve the compensation of our Named Executive Officers. We will consider the outcome of the say-on-pay and say-on-pay frequency advisory votes when making compensation decisions regarding our Named Executive Officers.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement.
Members of the Compensation Committee include:
•	Lori Sundberg, Committee Chair;
•	Brad Forth, Chairman of the Board; and
•	Jeanette Mills(2).
(2)	Jeanette Mills was appointed to the Board, effective as of August 15, 2022.

EXECUTIVE COMPENSATION TABLES
2022 Fiscal Year Summary Compensation Table
The following table sets forth certain information with respect to compensation for the years ended December 31, 2022, 2021, and 2020, earned by, awarded to or paid to our Named Executive Officers.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Jason Whitaker Former Chief Executive Officer	2022	$510,048	—	$3,596,092	—	$571,361	$34,651	$4,712,152
	2021	$435,000	$149,853	$3,000,021	—	—	$99,868	$3,684,742
	2020	$98,846	$249,568	—	$1,850,000	—	$19,891	$2,218,305
Dr. Philip Garton(7) Former Chief Financial Officer	2022	$117,179	—	$400,011	—	—	$6,403	$523,593
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Kevin Hubbard(8) Former Interim Chief Financial Officer	2022	$492,950(9)	—	—	—	—	—	$492,950
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Dominic Bardos(10) Chief Financial Officer	2022	$104,888	$137,312	$1,447,556	—	—	—	$1,689,756
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Mehgan Peetz Chief Legal Officer, Corporate Secretary	2022	$365,625	—	$865,789	—	$244,110	$3,583	$1,479,107
	2021	$350,000	$122,525	$2,000,014	—	—	—	$2,472,539
	2020	—	$200,000	—	—	—	—	$200,000
Jeffery Tolnar(11) Interim Chief Executive Officer, President	2022	$286,250	—	$687,078	—	$201,849	$10,983	$1,186,160
	2021	$206,890	$100,000	$809,098	—	—	$107,136	$1,223,124
	2020	—	—	—	—	—	—	—
(1)	Amounts in this column reflect the base salary earned by each Named Executive Officer.
(2)
Amounts in this column reflect, for the 2021 Fiscal Year, (i) discretionary annual bonuses paid to certain of our Named Executive Officers in fully-vested shares of Class A common stock, and (ii) an additional $10,000 end-of-year discretionary bonus paid to certain of our Named Executive Officers. For Mr. Bardos, this amount reflects, for the 2022 Fiscal Year, the following bonus amounts: (i) $68,656, which was paid to him on the first payroll date following his start date, and (ii) $68,656, which was paid to him on March 15, 2023, the same time as annual bonuses were generally paid to similarly situated Company employees; provided, that the payment contemplated in clause (ii) is subject to a one-year clawback if Mr. Bardos is terminated by the Company for “cause” or resigns without “good reason” (each as defined in his employment agreement).

(3)
Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of RSUs, PSUs and fully-vested shares of Class A common stock that were granted to certain of our Named Executive Officers. The awards of PSUs can ultimately vest from 0% to 200%, and the amounts reported in this column in respect of such PSU awards reflect the Company’s determination of the probable outcome of the performance vesting conditions. Assuming maximum performance of 200% for the PSUs awards (i.e., achievement of Stretch performance), the grant date fair value included in this column would increase for Mr. Whitaker, Mr. Bardos, Ms. Peetz and Mr. Tolnar by approximately $691,247, $137,865, $150,652 and $119,410, respectively. See the “2022 Fiscal Year Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2022 Fiscal Year End” tables below for further details on these grants.

(4)
Amounts reported in the “Option Awards” column reflect long-term incentives in the form of Class C Common Units in Shoals Parent that were intended to be “profits interest” for federal income tax purposes and were held through Shoals Management Holdings LLC. In connection with the Company’s IPO, these Class C Common Units were converted into Common Units of Shoals Parent.

(5)
Amounts in this column reflect, for the 2022 Fiscal Year, annual performance bonuses earned by certain of our Named Executive Officers under the AIP in the 2022 Fiscal Year and paid in the subsequent fiscal year. See the “Compensation Discussion and Analysis—Annual Bonus” section above and the “2022 Fiscal Year Grants of Plan-Based Awards” table below for further details on these bonuses.

(6)
Amounts in this column reflect, for the 2022 Fiscal Year, (i) in the case of Mr. Whitaker: (a) $11,475 in employer matching contributions paid pursuant to the Company’s 401(k) plan, and (b) $23,176 in company-paid health insurance; (ii) in the case of Mr. Garton: (a) $4,095 in employer matching contributions paid pursuant to the Company’s 401(k) plan, and (b) $2,308 in unused vacation time; (iii) in the case of Ms. Peetz: $3,583 in employer matching contributions paid pursuant to the Company’s 401(k) plan; and (iv) in the case of Mr. Tolnar: $10,983 in employer matching contributions paid pursuant to the Company’s 401(k) plan.

(7)
Dr. Philip Garton was appointed as the Company’s Chief Financial Officer in December 2017 and resigned from the Company, effective as of May 4, 2022. Mr. Garton is a Named Executive Officer for the first time in the 2022 Fiscal Year.

(8)	Kevin Hubbard served as the Company’s interim Chief Financial Officer from May 4, 2022 through October 3, 2022. In connection with such service, the Company and Ham, Langston & Brezina LLP entered into an engagement letter, effective as of April 7, 2022. Prior to Mr. Hubbard’s service as interim Chief Financial Officer of the Company, Mr. Hubbard served as the Company’s outside consultant. Mr. Hubbard is a Named Executive Officer for the first time in the 2022 Fiscal Year.
(9)	This amount represents fees paid to Ham, Langston & Brezina LLP in respect of Mr. Hubbard’s service as the Company’s interim Chief Financial Officer.
(10)	Dominic Bardos was appointed as the Company’s Chief Financial Officer, effective as of October 3, 2022. Mr. Bardos is a Named Executive Officer for the first time in the 2022 Fiscal Year.
(11)
Jeffery Tolnar was hired as the Company’s SVP, Electric Vehicle Solutions in March 2021, and was appointed as the Company’s President, effective as of December 19, 2022. Mr. Tolnar was a Named Executive Officer for the first time in the 2021 Fiscal Year.

2022 Fiscal Year Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2022 with respect to our Named Executive Officers.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Jason Whitaker Former Chief Executive Officer	—	$253,438	$506,875	$1,013,750	—	—	—	—	—
	February 24, 2022	—	—	—	—	—	—	8,117	$139,856
	April 25, 2022	—	—	—	—	—	—	132,677	$1,382,494
	April 25, 2022	—	—	—	66,339	132,677	265,354	—	$2,073,742
Dr. Philip Garton Former Chief Financial Officer	February 1, 2022	—	—	—	—	—	—	5,598	$96,454
Dominic Bardos Chief Financial Officer	October 17, 2022	—	—	—	—	—	—	13,398	$275,731
	October 17, 2022	—	—	—	—	—	—	36,843	$758,229
	October 17, 2022	—	—	—	6,699	13,398	26,796	—	$413,596
Mehgan Peetz Chief Legal Officer, Corporate Secretary	—	$109,688	$219,375	$438,750	—	—	—	—	—
	February 1, 2022	—	—	—	—	—	—	6,531	$112,529
	April 18, 2022	—	—	—	—	—	—	23,913	$301,304
	April 18, 2022	—	—	—	11,957	23,913	47,826	—	$451,956
Jeffery Tolnar Interim Chief Executive Officer, President	—	$85,875	$171,750	$343,500	—	—	—	—	—
	February 1, 2022	—	—	—	—	—	—	5,225	$90,027
	April 18, 2022	—	—	—	—	—	—	18,954	$238,820
	April 18, 2022	—	—	—	9,477	18,954	37,098	—	$358,231
(1)	Amounts in this column reflect the annual performance bonuses granted to certain of our Named Executive Officers under the AIP in the 2022 Fiscal Year.
(2)	Amounts in this column reflect awards of PSUs granted to certain of our Named Executive Officers under the LTIP in the 2022 Fiscal Year.
(3)
Amounts in this column reflect (i) awards of RSUs granted to certain of our Named Executive Officers under the LTIP in April 2022 (or, for Mr. Bardos, October 2022), and/or (ii) awards of fully-vested shares of Class A common stock granted to certain of our Named Executive Officers under the LTIP in February 2022 representing payouts under the 2021 Fiscal Year AIP.

(4)	Amounts in this column reflect the fair value of the applicable awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718.
Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2022 Fiscal Year
Employment Agreements and Offer Letters
Jason Whitaker, Dr. Philip Garton, Dominic Bardos and Mehgan Peetz
In December 2020, we entered into an employment agreement with each of Mr. Whitaker, Mr. Garton and Ms. Peetz memorializing their base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.

In August 2022, we entered into an employment agreement with Mr. Bardos memorializing his base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.
The employment agreements for Mr. Whitaker, Mr. Garton, Ms. Peetz and Mr. Bardos (collectively, the “Employment Agreements”) each include a “best-net” cutback provision that provides that, in the event any payments or benefits provided under the agreement or any other arrangement with the Company or its affiliates constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and/or benefits will either be (i) provided to the applicable executive in full or (ii) reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Code, whichever results in the applicable executive receiving a greater amount on an after-tax basis.
The Employment Agreements each provide for certain severance benefits upon a resignation by the applicable executive for “good reason” or upon a termination by the Company without “cause.” See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that certain of our Named Executive Officer are eligible to receive.
The Employment Agreements each include a perpetual confidentiality and intellectual property assignment covenants. In addition, the Employment Agreements prohibit the applicable executive from, during the term of employment and for a period of 24 months thereafter, (i) soliciting customers and employees of the Company and its affiliates and (ii) competing against the Company and its affiliates within certain geographical areas.
Pursuant to her employment agreement, Ms. Peetz also received a one-time award of RSUs under the LTIP on January 29, 2021 (the “Peetz RSUs”), partially as a buyout of otherwise forfeited compensation. A portion of the Peetz RSUs vested immediately upon grant, and on each anniversary of the grant date, 25% of the remaining Peetz RSUs will vest subject to Ms. Peetz’s continued employment through each applicable vesting date. See the “Outstanding Equity Awards at Fiscal Year End” table below and the “Potential Payments Upon Termination or a Change in Control” section below for further details regarding the Peetz RSUs.
Jeffery Tolnar
In March 2021, we entered into an offer letter with Mr. Tolnar memorializing his base salary, target bonus opportunity, paid vacation, reimbursement of relocation expenses, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.
The offer letter for Mr. Tolnar provides for certain severance benefits upon a termination by the Company without “cause.” See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that certain of our Named Executive Officer are eligible to receive.
Jason Whitaker Separation Agreement
On February 24, 2023, the Company entered into a separation agreement with Mr. Whitaker, memorializing the terms and conditions of his termination for disability under his employment agreement and the grant agreements governing his outstanding RSUs and PSUs. Pursuant to such grant agreements, Mr. Whitaker is entitled to the following treatment of his outstanding RSUs and PSUs, subject to Mr. Whitaker’s continued employment in good standing with the Company through March 15, 2023, continued compliance with the terms of his separation agreement and the restrictive covenants contained in his employment agreement, and the execution, re-execution and non-revocation of a customary release of claims: (i) all of his unvested RSUs will accelerate and immediately vest, and (ii) a prorated portion of his unvested PSUs will accelerate and immediately vest based on target performance, determined by the number of days Mr. Whitaker was employed with the Company during the three-year performance period that started on January 1, 2022. Mr. Whitaker is not entitled to any additional benefits or severance payments under his employment agreement.
Long-Term Equity Compensation
In April 2022, the Compensation Committee granted RSUs and PSUs to certain of our Named Executive Officers under the LTIP. On October 17, 2022, in connection with his appointment as Chief Financial Officer of the Company, the Compensation Committee granted RSUs and PSUs to Dominic Bardos under the LTIP.

Each such award of RSUs vests in substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, subject to continued employment through the applicable vesting date. However, Mr. Bardos also received an additional grant of RSUs that vest 60% on July 16, 2023 and 40% on July 16, 2024, subject to his continued employment through such vesting date, with such RSU award intended to reimburse Mr. Bardos for the forfeited equity awards previously granted to Mr. Bardos by his former employer.
Each such award of PSUs vests (i) fifty percent (50%) based on the Company’s compound annual revenue growth rate measured as of the last day of the three-year performance period ending on December 31, 2024 and (ii) fifty percent (50%) based on the Company’s average gross profits during such performance period, in each case, subject to continued employment through the date the Compensation Committee certifies achievement of the performance criteria following the end of such performance period.
See the “Outstanding Equity Awards at Fiscal Year End” table below and the “Potential Payments Upon Termination or a Change in Control” section below for further details on the grants of RSUs and PSUs to certain of our Named Executive Officers.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2022 with respect to the named executive officer.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jason Whitaker	November 8, 2021(3)	61,218	$1,510,248	—	—
	April 25, 2022	132,677 (4)	$3,273,142	—	—
	April 25, 2022	—	—	265,354(5)	$6,546,283
Dominic Bardos(6)	October 17, 2022	13,398	$330,529	—	—
	October 17, 2022	36,843	$908,917	—	—
	October 17, 2022	—	—	26,796	$661,057
Mehgan Peetz	January 29, 2021(7)	33,000	$814,110	—	—
	November 8, 2021(3)	10,203	$251,708	—	—
	April 18, 2022	23,913(4)	$589,934	—	—
	April 18, 2022	—	—	47,826(5)	$1,179,867
Jeffery Tolnar	March 31, 2021(8)	10,782	$265,992	—	—
	November 8, 2021(3)	10,203	$251,708	—	—
	April 18, 2022	18,954(4)	$467,595	—	—
	April 18, 2022	—	—	37,908(5)	$935,190
(1)	The treatment of these awards upon certain termination and change in control events is described in the “Potential Payments Upon Termination or a Change in Control” section below.
(2)	The values in these columns are calculated based on $24.67, the closing price of the Company’s Class A common stock on December 31, 2022.
(3)
On November 8, 2021, Mr. Whitaker, Ms. Peetz and Mr. Tolnar were each granted an award of RSUs, each of which vests in substantially equal installments on each of the first three anniversaries of September 13, 2021, subject to continued employment through the applicable vesting date.

(4)
Ms. Peetz and Mr. Tolnar were each granted an award of RSUs on April 18, 2022, and Mr. Whitaker was granted an award of RSUs on April 25, 2022. Each such award vests in substantially equal installments on each of the first three anniversaries of March 7, 2022, subject to continued employment through the applicable vesting date.

(5)	Ms. Peetz and Mr. Tolnar were each granted an award of PSUs on April 18, 2022, and Mr. Whitaker was granted an award of PSUs on

April 25, 2022. Each such award vests (i) fifty percent (50%) based on the Company’s compound annual revenue growth rate measured as of the last day of the three-year performance period ending on December 31, 2024 and (ii) fifty percent (50%) based on the Company’s average gross profits during such performance period, in each case, subject to continued employment through the date the Compensation Committee certifies achievement of the performance criteria following the end of such performance period. The awards of PSUs can ultimately vest from 0% to 200%. The values of the PSUs reported in this column are based on achieving maximum performance (i.e., achievement of Stretch performance).
(6)
On October 17, 2022, Mr. Bardos was granted the following equity awards: (i) an award of 13,398 RSUs, which vests in substantially equal installments on each of the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date; (ii) an award of 36,843 RSUs, 60% of which vests on July 16, 2023 and 40% of which vests on July 16, 2024, subject to continued employment through the applicable vesting date; and (iii) an award of PSUs, which vests (x) fifty percent (50%) based on the Company’s compound annual revenue growth rate measured as of the last day of the three-year performance period ending on December 31, 2024 and (y) fifty percent (50%) based on the Company’s average gross profits during such performance period, in each case, subject to continued employment through the date the Compensation Committee certifies achievement of the performance criteria following the end of such performance period. Such award of PSUs can ultimately vest from 0% to 200%. The values of such award of PSUs is based on achieving maximum performance (i.e., achievement of Stretch performance).

(7)
On January 29, 2021, Ms. Peetz was granted an award of RSUs in connection with the IPO, with 16,000 RSUs fully vested upon grant and the remaining 44,000 RSUs vesting 25% on each of the first four anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(8)
On March 31, 2021, Mr. Tolnar was granted an award of RSUs, which vests 25% on each of the first four anniversaries of the grant date, subject to continued employment through the applicable vesting date.

Stock Awards Vested in the 2022 Fiscal Year
The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended December 31, 2022 with respect to our Named Executive Officers.
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Jason Whitaker	38,727	$909,691
Dr. Philip Garton	5,598	$96,454
Mehgan Peetz	22,633	$399,523
Jeffery Tolnar	13,921	$279,533
(1)
Represents the gross number of shares acquired by the applicable Named Executive Officer during the 2022 Fiscal Year upon (i) the vesting of RSU awards, and/or (ii) the award of fully-vested shares of Class A common stock, without reduction for any shares withheld to satisfy applicable tax obligations.

(2)
Represents the value of the shares acquired by the applicable Named Executive Officer during the 2022 Fiscal Year upon (i) the vesting of RSU awards, and/or (ii) the award of fully-vested shares of Class A common stock, calculated based upon the share price on the date of vesting.

Pension Benefits
Our Named Executive Officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. The Board or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.
Nonqualified Deferred Compensation
Our Named Executive Officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Board or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.
Potential Payments Upon Termination or a Change in Control
Employment Agreements
The Employment Agreements each provide that upon a termination of the applicable executive’s employment by the Company without “cause” or by the applicable executive with “good reason” (each as defined therein), subject to the applicable executive’s execution of a fully effective release of claims in favor of the Company and continued compliance with restrictive covenants, the applicable executive is eligible to receive (i) base salary continuation payments and (ii) payment or reimbursement of a portion of continuation coverage premiums under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, in each case, for 12 months (or 24 months for Mr. Whitaker).
The offer letter for Mr. Tolnar provides that upon a termination by the Company without “cause” (which is not defined), Mr. Tolnar will be eligible to receive base salary continuation payments for three months.
The Employment Agreements generally provide that “cause” means (i) the applicable executive’s material breach of the employment agreement or any other agreement with the Company or its affiliates, (ii) the applicable executive’s breach of any policy or code of conduct established by the Company or its affiliates, (iii) the applicable executive’s violation of any law applicable to the workplace or the Company or its affiliates (including any law regarding anti-discrimination, anti-harassment or anti-retaliation), (iv) the applicable executive’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement that has or could reasonably be expected to have an adverse effect on the Company or its affiliates, (v) the commission by the applicable executive of, or conviction or indictment of the applicable executive for, or plea of nolo contendere by the applicable executive to, any felony or any crime involving moral turpitude, or (vi) the applicable executive’s willful failure or refusal to perform the applicable executive’s duties or to follow any lawful directive from the Company or the board of directors of Shoals Parent, subject to a 30-day cure right, if curable.
The Employment Agreements generally provide that “good reason” means, subject to certain notice and cure conditions, (i) a material diminution in the applicable executive’s base salary or authority, duties and responsibilities, (ii) the relocation of the applicable executive’s principal place of employment by more than 50 miles, or (iii) for Mr. Whitaker only, any other action or inaction that constitutes a material breach by the Company of the employment agreement.
Equity Awards
Upon the applicable executive’s termination of service, any unvested RSUs or PSUs are automatically forfeited. However, notwithstanding the foregoing:
•
If such executive is terminated due to death or “disability” (as defined in the LTIP), (i) 100% of the RSUs will accelerate and vest, and (ii) a prorated portion of the unvested PSUs will accelerate and vest, based on target performance, calculated based on the number of days the applicable executive was employed by the Company or an affiliate during the applicable performance period, and all then-unvested PSUs will be automatically forfeited.

•
If such executive is terminated by the Company without “cause” (as defined in the LTIP), (i) the portion of the RSUs that would have vested on the first vesting date following such termination will accelerate and vest, and all then-unvested RSUs will be automatically forfeited, and (ii) a prorated portion of the unvested PSUs will accelerate and vest, based on actual performance, calculated based on the number of days the applicable executive was employed by the Company or an affiliate during the applicable performance period, and all then-unvested PSUs will be automatically forfeited.

•
In the event of a “change in control” (as defined in the LTIP), (i) to the extent the RSUs are not assumed by the surviving entity in connection with such change in control, 100% of the RSUs will accelerate and fully vest, or (ii) to the extent the RSUs are assumed by the surviving entity in connection with such change in control, upon the applicable executive’s termination without cause or resignation for “good reason” (as defined in the applicable award agreement) within the 24-month period following the change in control, 100% of the RSUs will accelerate and fully vest.

•
In the event of a “change in control” (as defined in the LTIP), to the extent the PSUs are assumed by the surviving entity in connection with such change in control, upon the applicable executive’s termination without cause or resignation for “good reason” (as defined in the applicable award agreement) within the 24-month period following the change in control, the PSUs will accelerate and vest, based on target performance, and all then-unvested PSUs will be automatically forfeited.

Pursuant to her employment agreement, Ms. Peetz is entitled to immediate vesting of the number of Peetz RSUs equal to (i) the number of full calendar quarters that have elapsed since the last vesting date preceding the date of termination, divided by 16, multiplied by (ii) the number of Peetz RSUs originally granted.

Executive Severance Plan
On February 23, 2023, the Board adopted the Shoals Technologies Group, Inc. Executive Severance Plan (the “Severance Plan”), effective as of February 23, 2023. The Severance Plan will be administered by the Compensation Committee. Eligible executives will be designated by the Compensation Committee, and will be required to enter into a participation agreement with the Company in order to participate in the Severance Plan. Mr. Whitaker was not entitled to receive any payments or benefits under the Severance Plan in connection with his termination of employment.
Upon a Qualifying Termination outside of the Change in Control Protection Period (each as defined in the Severance Plan), participants in the Severance Plan will be eligible to receive, subject to the execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following severance payments and benefits:
•
a cash severance payment equal to 12 months of the participant’s base salary (or 24 months for the Chief Executive Officer), payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer); and

•
during the portion of the participant’s severance period that the participant is eligible for and timely elects continued coverage pursuant to COBRA, the Company will, at its option, pay or reimburse the participant for the difference between the amount paid to continue coverage and the employee contribution amount (the “COBRA Benefits”).

Upon a Qualifying Termination during the Change in Control Period, participants in the Severance Plan will be eligible to receive, subject to the execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following severance payments and benefits:
•
a cash severance payment equal to the sum of (i) 12 months of the participant’s base salary plus (ii) the participant’s target annual bonus for the year that includes the date of termination (or, for the Chief Executive Officer, the sum of (i) 24 months of the Chief Executive Officer’s base salary plus (ii) two times the Chief Executive Officer’s target annual bonus for the year that includes the date of termination), payable in substantially equal installments over the 12 month period following the date of termination, (or the 24 month period for the Chief Executive Officer); and

•	the COBRA Benefits.
Upon a participant’s termination of employment for any reason (pursuant to a Qualifying Termination or otherwise), all outstanding equity awards held by the participant will be treated in accordance with the applicable award agreements and the LTIP. Further, in the event a participant is covered by an employment agreement that may duplicate the severance payments and benefits described above, the Compensation Committee will reduce or eliminate the duplicative benefits provided for under the Severance Plan.
The following table provides information regarding potential payments to certain of our Named Executive Officers as of December 31, 2022 in connection with certain termination or change in control events.
Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the Executive for Good Reason (a “Qualifying Termination”)(2)	Qualifying Termination Within 24 Months Following Change in Control	Change in Control With No Qualifying Termination
Jason Whitaker
Cash Severance Payments(3)	—	$1,100,000	$1,100,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$4,783,390	$1,846,179	$4,783,390	$4,783,390
Unvested PSUs	$1,090,052	$1,090,052	$3,273,141	—
COBRA Payments(5)	—	$18,813	$18,813	—
Dominic Bardos
Cash Severance Payments(3)	—	$425,000	$425,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$1,239,445	$655,531	$1,239,445	$1,239,445

Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the Executive for Good Reason (a “Qualifying Termination”)(2)	Qualifying Termination Within 24 Months Following Change in Control	Change in Control With No Qualifying Termination
Unvested PSUs	$27,142	$27,142	$330,529	—
COBRA Payments(5)	—	$7,902	$7,902	—
Mehgan Peetz
Cash Severance Payments(3)	—	$375,000	$375,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$1,655,752	$600,048	$841,642	$841,642
Unvested PSUs	$196,465	$196,465	$589,934	—
COBRA Payments(6)	—	—	—	—
Jeffery Tolnar
Cash Severance Payments(3)	—	$72,500(7)	$72,500(7)	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$985,295	$281,731	$719,303	$719,303
Unvested PSUs	$155,723	$155,723	$467,595	—
COBRA Payments(5)	—	—	—	—
(1)
Information in this table assumes a termination date of December 31, 2022 and a price per share of our Class A common stock of $24.67 (the closing price of the Company’s Class A common stock on December 31, 2022).

(2)
The accelerated equity award amounts reported in this column are only payable to the applicable Named Executive Officer in the event of a termination by the Company without cause, and are not payable in the event of a termination by such executive for good reason.

(3)
Represents the cash severance payments payable to the applicable Named Executive Officer (calculated based on the base salary in effect as of December 31, 2022) in accordance with the terms of the applicable agreement.

(4)	Represents the aggregate value of the applicable Named Executive Officer’s accelerated equity awards payable to the Named Executive Officer in accordance with the terms of the applicable agreement.
(5)	Represents the aggregate COBRA payments payable to the applicable Named Executive Officer in accordance with the terms of the applicable agreement.
(6)
Ms. Peetz was not participating in the Company’s group health plan as of December 31, 2022, and therefore she was not eligible to receive the COBRA payments contemplated in her employment agreement as of December 31, 2022.

(7)	Represents the cash severance payment payable to Mr. Tolnar in the event that his employment is terminated by the Company without cause pursuant to his offer letter.
Equity Compensation Plan Information
The following table provides certain information with respect to all compensation plans under which our equity securities are authorized for issuance as of December 31, 2022.
	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of Securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders(1)	1,993,280	—	6,170,784
Equity compensation plans not approved by security holders	—	—	—
Total	1,993,280	—	6,170,784
(1)	Refers to the LTIP.
(2)	There were no outstanding stock options as of December 31, 2022.
(3)
The number of shares authorized for issuance under the LTIP is subject to an automatic annual increase on January 1 of each calendar year during the term of the LTIP, equal to the lesser of (i) five percent of our outstanding common stock on the final day of the immediately preceding calendar year, and (ii) a smaller amount determined by the Board.

Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our Named Executive Officers for the years ended on December 31, 2022 and December 31, 2021.
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(2)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(1) (4)	Net Income(5)	Adjusted EBITDA(6)
2022	$4,712,152	$8,885,983(7)	$1,074,313	$1,160,674(7)	$72.71	$64.56	$127,611,000	$92,989,000
2021	$3,684,742	$2,916,141(8)	$1,847,832	$1,795,895(8)	$71.62	$67.78	$(327,000)	$62,857,000

(1)	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Jason Whitaker.
(2)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(3)
The names of each of the non-PEO Named Executive Officers reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Dr. Philip Garton, Kevin Hubbard, Dominic Bardos, Mehgan Peetz, and Jeffery Tolnar; and (ii) for fiscal year 2021, Mehgan Peetz and Jeffery Tolnar.

(4)
The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Company TSR and the Peer Group TSR for the Fiscal Year 2021 was calculated for the period from January 27, 2021, the date of the Company’s initial public offering, through December 31, 2021.

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2022 Annual Report to shareholders pursuant to Item 201(e) of Regulation S-K: MAC Global Solar Energy Index (SUNIDX).
(5)
Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable period. The net income for the Fiscal Year 2021 is for the period from January 27, 2021, the date of the Company’s initial public offering, through December 31, 2021.

(6)
We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our Named Executive Officers to company performance for fiscal year 2022. Adjusted EBITDA is defined as net income (loss) plus (i) interest expense, net (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the TRA adjustment, (vi) gain on termination of the TRA, (vii) loss on debt repayment, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) COVID-19 expenses and (xi) non-recurring and other expenses. See Appendix A for reconciliation of net income to Adjusted EBITDA.

(7)
For the 2022 Fiscal Year, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO Named Executive Officers reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for the 2022 Fiscal Year, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2022 Summary Compensation Table	$4,712,152	$1,074,313
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2022 Summary Compensation Table	$(4,167,453)	$(769,279)
Plus, Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	$8,182,854	$875,812
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$22,651	$4,750
Plus, Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	$110,067	$59,802
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2022 (From Prior Year-End to Vesting Date)	$25,712	$(25,218)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	—	$(59,506)

	PEO	Average Non-PEO NEOs
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	—	—
Total Adjustments	$4,173,831	$86,361

Compensation Actually Paid for Fiscal Year 2022	$8,885,983	$1,160,674
(8)
For the 2021 Fiscal Year, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO Named Executive Officers reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for the 2021 Fiscal Year, computed in accordance with Item 402(v) of Regulation S-K:

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2021 Summary Compensation Table	$3,684,742	$1,847,832
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2021 Summary Compensation Table	$(3,000,021)	$(1,404,556)
Plus, Year-End Fair Value of Awards Granted in 2021 that are Outstanding and Unvested	$2,231,420	$1,081,180
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	—	—
Plus, Vesting Date Fair Value of Awards Granted in 2021 that Vested in 2021	—	$271,439
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2021 (From Prior Year-End to Vesting Date)	—	—
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2021	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2021 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2021)	—	—
Total Adjustments	$(768,601)	$(51,937)

Compensation Actually Paid for Fiscal Year 2021	$2,916,141	$1,795,895
Pay versus Performance Comparative Disclosure
As described in more detail in the section titled “Compensation Discussion and Analysis—Compensation Philosophy and Objectives,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the relationship between ‘compensation actually paid’ and Company TSR varies due to stock price volatility, grant date timing, and executive turnover. We note, however, that ‘compensation actually paid’ is aligned with factors other than TSR.
The ‘compensation actually paid’ to the PEO increased a substantial amount in comparison to the Company TSR over the same period. This is because a significant portion of the ‘compensation actually paid’ to the PEO is comprised of the change in fair value of equity awards that were granted during early 2022, when the Company’s stock price was relatively low in comparison to both December 31, 2022 and December 31, 2021. As described in more detail in the section titled “Compensation Discussion and Analysis,” the Company adopted the LTIP in 2021, pursuant to which equity awards are granted to our Named Executive Officers as part of their total compensation. In the Fiscal Year 2022, these equity awards were comprised 50% of RSUs and 50% of PSUs. The PSUs vest over a three-year performance period based on performance in relation to previously established Net Revenue Growth CAGR and Average Gross Margin goals.
The average amount of ‘compensation actually paid’ to the non-PEO Named Executive Officer’s decreased in comparison to the Company TSR over the same period. This decrease is primarily related to turnover in the Chief Financial Officer position.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$71.62
$72.71
2021
2022
$100.00
$95.00
$90.00
$85.00
$80.00
$75.00
$70.00
$65.00
$60.00
Cummulative TSR
(value of initial $100 investment)
PEO
Average for Non-PEO NEOs
Company TSR

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO Named Executive Officers is generally aligned with the Company’s net income over the two periods presented in the table. While the Company does not use net income as a performance measure in its overall executive compensation program, the measure of net income is correlated with Adjusted EBITDA, which the Company does use when setting goals for the Company’s 2022 Fiscal Year AIP. As described in more detail in the section titled “Compensation Discussion and Analysis—2022 Fiscal Year AIP Annual Awards,” approximately 11% of the value of total compensation awarded to our Named Executive Officers is comprised of amounts determined under the Company’s 2022 Fiscal Year AIP.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Net Income (millions)
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
$127.6 (1)
$(0.3)
2021
2022
PEO
Average for Non-PEO NEOs
Net Income

(1)	Fiscal Year 2022 net income includes a $110.9 million non-recurring gain related to the termination of the tax receivable agreement on December 6, 2022.

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO Named Executive Officers is generally aligned with the Company’s Adjusted EBITDA over the two periods presented in the table. As described above, Adjusted EBITDA is defined as net income (loss) plus (i) interest expense, net (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the TRA adjustment, (vi) gain on termination of the TRA, (vii) loss on debt repayment, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) COVID-19 expenses and (xi) non-recurring and other expenses. See Appendix A for reconciliation of net income to Adjusted EBITDA. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our Named Executive Officers to company performance for the Fiscal Year 2022. The Company utilizes Adjusted EBITDA when setting goals for the Company’s 2022 Fiscal Year AIP. As described in more detail in the section titled “Compensation Discussion and Analysis—2022 Fiscal Year AIP Annual Awards,” approximately 11% of the value of total compensation awarded to our Named Executive Officers is comprised of amounts determined under the Company’s 2022 Fiscal Year AIP.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Adjusted EBITDA (millions)
100.0
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
-
$62.9
$93.0
2021
2022
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Company TSR and Peer Group TSR
As demonstrated by the following graph, the Company’s TSR over the two periods presented in the table was (27.3)%, while the Company’s peer group TSR was (35.4)% over the two periods presented in the table. Despite challenging macroeconomic conditions and a volatile stock market, the Company’s TSR generally outperformed the peer group during the two periods presented in the table, representing the Company’s superior financial performance and growth potential as compared to the companies comprising the peer group.

Company TSR vs. Peer Group TSR
Cummulative TSR
(value of initial $100 investment)
110
100
90
80
70
60
50
40
100
100
$71.62
67.78
$72.71
64.56
IPO
2021
2022
Company TSR
Peer Group TSR

Pay versus Performance Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our Named Executive Officers to company performance for the 2022 Fiscal Year. The performance measures included in this table are not ranked by relative importance.
Most Important Performance Measures
Adjusted EBITDA
Gross Margin
Net Revenue CAGR

DIRECTOR COMPENSATION
The following table summarizes the compensation awarded or paid to the members of the Board for the 2022 Fiscal Year.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brad Forth	$25,778	$502,044	$527,822
Peter Wilver	$93,819	$178,503	$272,322
Ty Daul	$69,849	$178,503	$248,352
Toni Volpe	$69,849	$178,503	$248,352
Lori Sundberg	$83,819	$178,503	$263,322
Jeanette Mills(2)	$25,203	$118,612	$143,814
Robert Julian(2)	$25,203	$118,612	$143,814
Dean Solon(3)	$2,308	—	$2,308
Peter Jonna(4)(5)	$31,319	$178,503	$209,822
(1)
Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards that were granted to certain of our directors in the 2022 Fiscal Year. On May 5, 2022, Peter Wilver, Ty Daul, Toni Volpe, Lori Sundberg and Peter Jonna each received an award of 12,935 RSUs. On August 15, 2022, Jeanette Mills and Robert Julian each received an award of 4,735 RSUs. Brad Forth received an award of 24,253 RSUs on May 5, 2022, and an additional award of 12,127 RSUs on August 18, 2022. Each such award of RSUs vests one-hundred percent (100%) on the date of this Annual Meeting.

(2)	Jeanette Mills and Robert Julian were each appointed to the Board, effective as of August 15, 2022.
(3)
Dean Solon, the Founder, resigned from his position as an employee effective as of January 6, 2022 and as a member of the Board, effective as of February 21, 2022. This amount reflects the base salary paid to Mr. Solon for the period of January 1, 2022 to January 6, 2022.

(4)	Peter Jonna resigned from the Board, effective as of August 15, 2022.
(5)	Peter Jonna was an employee of Oaktree and agreed or was otherwise obligated to transfer all or a portion of the compensation he received for his service as a director to Oaktree.
Narrative Disclosure to Director Compensation Table
On January 29, 2021, the Board adopted the Amended and Restated Non-Employee Director Compensation Policy for our non-employee directors (the “Director Compensation Policy”). Pursuant to the Director Compensation Policy, our non-employee directors are eligible to receive compensation for their service on the Board consisting of an annual cash retainer (and, if applicable, committee chairperson fees) and an annual award of RSUs granted under the LTIP. On October 17, 2022, effective as of May 4, 2022, the Board amended and restated the Director Compensation Policy.
Prior to May 4, 2022, the Director Compensation Policy provided for the following: (i) a $50,000 annualized cash retainer, (ii) a committee membership fee (i.e., $10,000 for membership on the Audit Committee, and $7,000 for membership on the Compensation Committee or on the Nominating and Corporate Governance Committee), and (iii) an annual RSU award with a grant date fair market value equal to approximately $150,000.
Following May 4, 2022, the Director Compensation Policy provided for the following:
Each non-employee director receives an annualized cash retainer of $75,000, paid in four equal quarterly installments, and prorated for any partial year of service on the Board. Each non-employee director who is a chairperson of a committee of the Board is entitled to additional cash compensation for such service, paid in four equal quarterly installments and prorated for any partial year of service, as follows: (i) $25,000 for the chairperson of the Audit Committee, (ii) $15,000 for the chairperson of the Compensation Committee, and (iii) $15,000 for the chairperson of the Nominating and Corporate Governance Committee.
Each non-employee director also receives an annual award of RSUs granted under the LTIP on or about the date of our annual meeting of shareholders, which will vest on the date of the annual meeting of shareholders in the subsequent year, subject to continued service through such date. The grant date fair market value of each such annual RSU award will equal approximately $160,000. In the event a new non-employee director is elected or appointed to the Board, such director will be eligible to receive an annual RSU award for the year of election or appointment, as applicable, which will vest on the date of the first Company annual meeting of shareholders to occur immediately following the applicable grant date, subject to continued service through such date, and prorated based on the number of days served during the period commencing as of the date of the Company annual meeting of shareholders that occurred immediately prior to the applicable grant date and ending on the applicable vesting date.
Brad Forth, in his capacity as Chairman of the Board, is entitled to receive the following cash and equity compensation through December 31, 2023: (i) an annualized cash retainer of $50,000 and (ii) an annual RSU award with a grant date fair market value equal to approximately $450,000.
Our directors are eligible to be reimbursed for reasonable out-of-pocket expenses incurred to attend meetings or otherwise perform their duties consistent with service on the Board. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. The Board may revise the compensation arrangements for our directors from time to time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•	whether the transaction was undertaken in the ordinary course of business;
•	whether the transaction was initiated by the Company or the Related Party;
•	the availability of other sources of comparable products or services;
•	whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company;
•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;
•	the related party’s interest in the transaction; and
•	any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may only approve those transactions that are in our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Ethics our employees, directors and executive officers must disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Related Party Transactions
History of the Company and Partnership with Oaktree and Dean Solon
Dean Solon, the Founder, founded the business of the Company in 1996. On May 25, 2017, Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P. (“Oaktree”) purchased a majority of the ownership of Shoals Parent from Dean Solon, who continued to be a significant shareholder of the Company until recently. Following our IPO and a follow-on offering, Oaktree sold all of its common stock in the Company.
Shoals Parent LLC Agreement
In connection with the IPO, Shoals, the Founder and certain executive officers, employees and their respective permitted transferees (collectively, the “Continuing Equity Owners,” which, for the avoidance of doubt, does not include Oaktree) entered into the third amended and restated limited liability company agreement of Shoals Parent. Certain of our directors, executive officers, and beneficial owners of more than 5% of any class of our capital stock were Continuing Equity Owners and thus parties to the Shoals Parent LLC Agreement. The Shoals Parent LLC Agreement was most recently amended on December 6, 2022.
As a result of certain organizational transactions in connection with our IPO, including the entry into the Shoals Parent LLC Agreement, we hold LLC Interests and are the sole manager of Shoals Parent. Accordingly, we operate and control all of the business and affairs of Shoals Parent and, through Shoals Parent and its operating subsidiaries, conduct our business.
Shoals is a holding company and its principal asset is a controlling equity interest in Shoals Parent. As such, Shoals has no independent means of generating revenue. Shoals Parent is treated as a partnership and is not subject to federal income tax; rather, Shoals Parent’s taxable income is passed through to its members, including Shoals, and subject to federal income tax at the member level. Accordingly, Shoals will incur income taxes on its allocable share of any net taxable income of Shoals Parent and will also incur expenses related to its operations. Pursuant to the Shoals Parent LLC Agreement, Shoals Parent will make cash distributions to the owners of LLC

Interests in an amount sufficient to fund their tax obligations in respect of the cumulative taxable income in excess of the cumulative taxable losses of Shoals Parent that is allocated to them, each as determined by applying certain assumptions, to the extent cash is available to fund such distributions and previous tax distributions from Shoals Parent have been insufficient. In addition to tax expenses, Shoals will also incur expenses related to its operations. Shoals intends to cause Shoals Parent to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow Shoals to pay its taxes and operating expenses.
As described in further detail below, the Continuing Equity Owners could from time to time (subject to the terms of the Shoals Parent LLC Agreement) exercise a right to require redemption of LLC Interests in exchange for cash or, at our election, shares of our Class A common stock on a one-for-one basis. We could alternatively acquire such LLC Interests for shares of our Class A common stock or cash in connection with any exercise of such right. We treat such acquisitions of LLC Interests as direct purchases of LLC Interests from the Continuing Equity Owners for U.S. federal income and other applicable tax purposes. Shoals Parent (and each of its subsidiaries classified as a partnership for U.S. federal income tax purposes) intends to have in place an election under Section 754 of the Code effective for each taxable year in which an exchange of LLC Interests for Class A common stock or cash occurs. As a result, exchanges of LLC Interests result in (1) an increase in our proportionate share of the existing tax basis of the assets of Shoals Parent and its flow-through subsidiaries and (2) an adjustment in the tax basis of the assets of Shoals Parent and its flow-through subsidiaries reflected in that proportionate share (“Basis Adjustments”).
Any increases in our share of tax basis as a result of the purchase of LLC Interests or LLC Interest exchanges will generally have the effect of reducing the amounts that we would otherwise be obligated to pay thereafter to various tax authorities. Such basis increases may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
The Shoals Parent LLC Agreement provided a redemption right to the Continuing Equity Owners which entitled them to have their LLC Interests redeemed for, at our election (determined solely by a majority of our directors who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the Shoals Parent LLC Agreement; provided that, at our election (determined solely by a majority of our directors who are disinterested), we could effect a direct exchange by Shoals of such Class A common stock or such cash, as applicable, for such LLC Interests. The Continuing Equity Owners could exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests were outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) the Continuing Equity Owners were required to surrender a number of shares of our Class B common stock registered in the name of such redeeming or exchanging Continuing Equity Owner, and therefore, such Class B common stock would be transferred to the Company and canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) all redeeming members would surrender LLC Interests to Shoals Parent for cancellation.
The Shoals Parent LLC Agreement requires that in the case of a redemption by a Continuing Equity Owner we contribute cash or shares of our Class A common stock, as applicable, to Shoals Parent in exchange for an amount of newly-issued LLC Interests that would be issued to us equal to the number of LLC Interests redeemed from the Continuing Equity Owner. Shoals Parent would then distribute the cash or shares of our Class A common stock, as applicable, to such Continuing Equity Owner to complete the redemption.
The Shoals Parent LLC Agreement also requires that Shoals Parent take actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions, or recapitalizations, such that (i) we at all times maintain a ratio of one LLC Interest owned by us, directly or indirectly, for each share of Class A common stock issued by us, and (ii) Shoals Parent at all times maintains a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Interests owned by us. As such, in certain circumstances we, as sole manager, have the authority to take all actions such that, after giving effect to all issuances, transfers, deliveries, or repurchases, the number of outstanding LLC Interests we own equals, on a one-to-one basis, the number of outstanding shares of Class A common stock.
During 2022, Continuing Owners exchanged an aggregate of 23,374,566 LLC Interests together with an equivalent number of shares of Class B common stock for an aggregate 23,374,566 shares of Class A common stock.

In March 2023, in connection with the 2023 common stock offering described below, the Founder and certain of his affiliates converted all of the LLC Interests and corresponding Class B common stock of the Company beneficially owned by them into Class A common stock of the Company. In addition, following such offering, all other Continuing Equity Owners, also converted all the LLC Interests of Shoals Parent and corresponding Class B common stock of the Company beneficially owned by them into Class A common stock of the Company. Upon effectiveness of such conversion, all of the LLC Interests in Shoals Parent are held by the Company, no other holders own LLC Interests and no Class B common stock is outstanding.
Tax Receivable Agreement
We were party to a tax receivable agreement with the Founder and Oaktree (the “TRA”). The TRA provided for the payment by us to the Founder and Oaktree, collectively, of 85% of the amount of tax benefits, if any, that we actually realized, or in some circumstances were deemed to realize, as a result of (i) Shoals’ allocable share of existing tax basis acquired in connection with certain organizational transactions related to our IPO and increases to such allocable share of existing tax basis, (ii) certain increases in the tax basis of assets of Shoals Parent and its subsidiaries resulting from purchases or exchanges of LLC Interests, and (iii) certain other tax benefits related to our entering into the TRA, including tax benefits attributable to payments that we make under the TRA. The payment obligations under the TRA were not conditioned upon any LLC Interest holder maintaining a continued ownership interest in us or Shoals Parent.
On November 29, 2022, the Company entered into an amendment to the TRA pursuant to which the parties thereto agreed to grant the Company a right to terminate the TRA until December 31, 2022 in exchange for a termination consideration of $58.0 million payable in cash. On the same date, the Company exercised its termination right, and the TRA was terminated on December 6, 2022. The Company funded the termination consideration with proceeds from the public sale of 2,000,000 shares of Class A common stock in December 2022 together with cash on hand. See “2022 Common Stock Offering” below.
Registration Rights Agreement
We are party to a registration rights agreement (the “Registration Rights Agreement”) with the Continuing Equity Owners, including the Founder. The Registration Rights Agreement provides the Founder with customary long form and short form demand registration rights, as well as customary shelf registration rights. The Registration Rights Agreement also provides the Continuing Equity Owners with customary “piggyback” registration rights. The Registration Rights Agreement provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Stockholders Agreement
We are party to a stockholders agreement with the Continuing Equity Owners and Oaktree (the “Stockholders Agreement”). The Stockholders Agreement governed matters related to our corporate governance, rights of Oaktree and the Founder to nominate and designate directors and additional matters. The Stockholders Agreement terminated as it relates to each stockholder at such time as such stockholder ceased to own the amount of equity securities of the Company set forth in the Stockholders Agreement. Neither Oaktree nor the Founder has nominating rights under the Stockholders Agreement. However, certain provisions, such as indemnification rights, survive.
Limitation of Liability and Indemnification of Officers and Directors
Our Charter and Bylaws indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and our Charter also allows our Board to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the Company or amounts paid in settlement to the Company. This indemnification also extends to the payment of attorneys’ fees and expenses of officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.
The Board believes that the limitation of liability and indemnification provisions in our Charter, Bylaws and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these limitation of liability and indemnification provisions.
We are party to customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
2022 Common Stock Offering
On December 6, 2022, we completed a public offering of 2,000,000 shares of Class A common stock by us and 24,000,000 shares of Class A common stock by the Founder and certain of his affiliates (the “Selling Stockholders”). The underwriters were granted an overallotment option to purchase up to an additional 3,900,000 shares of Class A common stock, which was exercised in full. The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-268610) that became effective under the Securities Act when filed with the SEC on November 30, 2022, and a related prospectus supplement dated December 1, 2022. The Company used the proceeds of the sale of Class A common stock together with cash on hand, to make a payment of $58.0 million to terminate the TRA. The Company did not receive any of the proceeds from the sale of Class A common stock by the Selling Stockholders.
2023 Common Stock Offering
On March 10, 2023, The Selling Stockholders completed a public offering of 24,501,650 shares of Class A common stock by the Selling Stockholders. The underwriters were granted a 30-day option to purchase up to an additional 3,675,247 shares of Class A common stock. As of March 16, 2023, the underwriters had not exercised this option to purchase additional shares. The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-268610) that became effective under the Securities Act when filed with the SEC on November 30, 2022, and a related prospectus supplement dated March 7, 2023. The Company did not receive any of the proceeds from the sale of Class A common stock by the Selling Stockholders.
Other Related Party Transactions
Dean Solon, the Founder, was employed by us and served as a director for a portion of 2022. For a detailed description of Dean Solon’s total 2022 compensation, see “Director Compensation.”
The Founder is an owner and affiliate with companies engaged in solar power deployment, including EnPower Solutions, which has requested quotes from the Company for various projects. During 2023, we entered into purchase orders with EnPower Solutions, pursuant to which we agreed to sell Big Lead Assembly solutions. The approximate dollar value of the transaction is $212,000. The Company will sell to such entity in the normal course of business at prevailing gross margin rates.
George Solon and Valerie Solon, brother and sister of the Founder, respectively, were each employed by our subsidiaries, Shoals Technologies Group, LLC and Shoals Technologies, LLC in 2022. George Solon served as the facilities manager and for 2022 received total compensation of: $8,333 in salary. Valerie Solon serves in Corporate Marketing and for 2022 received total compensation of: $105,000 in base salary; $131,280 in bonus; and $38,216 in RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 16, 2023 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on an aggregate of 169,694,475 shares of Class A common stock outstanding as of March 16, 2023.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or will become exercisable or will vest within 60 days of March 16, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Shoals Technologies Group, Inc., 1400 Shoals Way, Portland, Tennessee 37148.
	Class A Common Stock Beneficially Owned(1)
Named of Beneficial Owner	Number	% Voting Power
5% Shareholders:
BlackRock, Inc.(2)	13,176,074	7.7%
The Vanguard Group(3)	9,391,069	5.5%
Named Executive Officers and Directors:
Jason Whitaker(4)	1,134,705	*
Dominic Bardos	—	*
Dr. Philip Garton	384,707	*
Kevin Hubbard	—	*
Jeffery Tolnar(5)	17,848	*
Mehgan Peetz	17,763	*
Ty Daul(6)	28,591	*
Brad Forth(7)	246,731	*
Robert Julian(8)	4,735	*
Jeannette Mills(9)	4,735	*
Lori Sundberg(10)	23,091	*
Toni Volpe(11)	23,091	*
Peter Wilver(12)	24,552	*
All executive officers and directors as a group (10 individuals)(13)	391,137	*
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)
Represents the percentage of voting power of our Class A common stock. Each share of Class A common stock entitles the holder to one vote per share. Our common stock is divided in two classes: Class A common stock and Class B common stock. Even though holders of Class B common stock would be entitled to one vote per share and to vote together with holders of Class A common stock as a single class on all matters presented at this Annual Meeting, as of the Record Date, there were no shares of Class B common stock outstanding. In March 2023, in connection with a secondary offering of common stock described under the section entitled “Certain Relationships and Related Party Transactions,” the Founder, and certain of his affiliates converted all of the LLC Interests and corresponding Class B common stock of the Company beneficially owned by them into Class A common stock of the Company. In addition, following such offering, all other Continuing Equity Owners, also converted all the LLC Interests of Shoals Parent and corresponding Class B common stock of the Company beneficially owned by them into Class A common stock of the Company. As a result, upon effectiveness of such conversion, all of the LLC Interests in Shoals Parent are held by the Company, no other holders own LLC Interests and no Class B common stock is outstanding.
(2)
Represents shares beneficially owned by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. reported that it has sole voting power as to 12,999,495 of these shares and sole dispositive power as to 13,176,074 of these shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2023.

(3)
Represents shares beneficially owned by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group reported that it has shared voting power as to 234,838 of these shares, sole dispositive power as to 9,020,072 of these shares and shared dispositive power as to 370,997 of these shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023.

(4)
Consists of (i) 500,068 shares of Class A common stock held by Jason Whitaker, and (ii) 634,637 shares of Class A common stock held by JRW Strategic Holdings, LLC. JRW Strategic Holdings, LLC is controlled by its sole manager, Mr. Whitaker. As such, Mr. Whitaker may be deemed to have beneficial ownership of the shares held directly by JRW Strategic Holdings, LLC.

(5)	Includes 3,594 RSUs that vest within 60 days of March 16, 2023.
(6)	Includes 12,935 RSUs that vest within 60 days of March 16, 2023.
(7)	Includes 36,380 RSUs that vest within 60 days of March 16, 2023.
(8)	Includes 4,735 RSUs that vest within 60 days of March 16, 2023.
(9)	Includes 4,735 RSUs that vest within 60 days of March 16, 2023.
(10)	Includes 12,935 RSUs that vest within 60 days of March 16, 2023.
(11)	Includes 12,935 RSUs that vest within 60 days of March 16, 2023.
(12)	Includes 12,935 RSUs that vest within 60 days of March 16, 2023.
(13)	Includes 101,184 RSUs that vest within 60 days of March 16, 2023.

PROPOSAL 2 - SAY-ON-PAY FREQUENCY
Pursuant to Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote on the frequency of future advisory votes on executive compensation. Shareholders may specify whether they prefer such votes to occur every one year, every two years, or every three years, or they may abstain. The Board recommends that this vote occur every one year.
Although we recognize the potential benefits of having less frequent advisory votes on named executive officer compensation (including allowing the Company additional time to conduct a more detailed review of its compensation practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard is to hold “say-on-pay” votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the Company’s compensation of its Named Executive Officers on an annual basis. In light of investor expectations and prevailing market practice, the Board recommends that the advisory vote on named executive officer compensation occur every one year.
Although the shareholders’ vote on this proposal is not binding, the Compensation Committee and the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the shareholders vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
THE BOARD RECOMMENDS SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR.”

PROPOSAL 3 - SAY-ON-PAY
We are asking shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the related compensation tables and narrative. This item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.
Our executive compensation program is designed to support our long-term success and reflect our pay-for-performance culture. We have a strong belief in promoting a pay-for-performance culture, and, accordingly, as described in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee has structured an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. Our executive compensation program is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow, and manage our business, and to align their compensation with our short-term and long-term goals.
You are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the proxy statement for the 2023 annual meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION ABOVE.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by BDO USA, LLP for the years ended December 31, 2022 and 2021 are described below.
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by BDO USA, LLP for the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees(1)	$1,712,782	$1,355,875
Audit-Related Fees	—	—
Tax Fees(2)	2,300	184,666
All Other Fees	—	—
Total	$1,715,082	$1,540,541

(1)
Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and consultations on accounting matters directly related to the audit. Also includes fees for professional services rendered in connection with our secondary offering of common stock completed in July 2021 and primary and secondary offering completed in November 2022.

(2)	Consist of aggregate fees for tax compliance, tax advice and related matters.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.
The Audit Committee approved all services provided by BDO USA, LLP. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of BDO USA, LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace BDO USA, LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate by reference this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and risk management program on behalf of the Board. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2022 and particularly with regard to the audited consolidated financial statements as of December 31, 2022 and 2021 and for the three years ended December 31, 2022.
The members of the Audit Committee are independent. None of the Audit Committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationships with the Company or any of its subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
In addition, the Audit Committee reviewed the risk management program and discussed with management the relevant enterprise risk management policies and procedures.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee:
Robert Julian, Chair
Peter Wilver
Ty Daul
Toni Volpe

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://investor.shoals.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. We have also retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $20,000 plus reasonable out-of-pocket expenses. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

APPENDIX A
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Net Income
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the TRA adjustment, (vi) gain on termination of TRA, (vii) loss on debt repayment, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) COVID-19 expenses and (xi) non-recurring and other expenses. We define Adjusted Net Income as net income (loss) attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) amortization of intangibles, (iii) amortization of deferred financing costs, (iv) payable pursuant to the TRA adjustment, (v) gain on termination of TRA, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) COVID-19 expenses and (x) non-recurring and other expenses, all net of applicable income taxes.
Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA and Adjusted Net Income because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA and Adjusted Net Income: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA and Adjusted Net Income to measure our compliance with certain covenants.
Among other limitations, Adjusted EBITDA and Adjusted Net Income do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; in the case of Adjusted EBITDA, does not reflect income tax expense or benefit for periods prior to the reorganization; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA and Adjusted Net Income below and not rely on any single financial measure to evaluate our business.

Reconciliation of Net Income to Adjusted EBITDA (in thousands):
	Year Ended December 31,
	2022	2021	2020
Net income	$143,013	$3,944	$33,766
Interest expense, net	18,538	14,549	3,510
Income tax expense	8,987	86	—
Depreciation expense	1,858	1,701	1,420
Amortization of intangibles	8,651	8,352	7,985
Payable pursuant to the TRA adjustment(a)	6,675	1,663	—
Gain on termination of TRA	(110,883)	—	—
Loss on debt repayment	—	15,990	—
Equity-based compensation	16,108	11,286	8,251
Acquisition-related expenses	42	2,349	—
COVID-19 expenses(b)	—	339	2,890
Non-recurring and other expenses(c)	—	2,598	3,077
Adjusted EBITDA	$92,989	$62,857	$60,899
(a)	Represents an adjustment to eliminate the adjustment of the payable pursuant to the TRA.
(b)
Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees and direct legal costs associated with the pandemic.

(c)	Represents certain costs associated with non-recurring professional services, our prior private equity owners’ expenses and other costs.

Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):
	Year Ended December 31,
	2022	2021	2020
Net income attributable to Shoals Technologies Group, Inc.	$127,611	$2,348	$33,766
Net income impact from assumed exchange of Class B common stock to Class A common stock(a)	15,402	1,596	—
Adjustment to the provision for income tax(b)	(3,726)	(456)	(7,327)
Tax effected net income	139,287	3,488	26,439
Amortization of intangibles	8,651	8,352	7,985
Amortization of deferred financing costs	1,365	1,230	351
Payable pursuant to the TRA adjustment(c)	6,675	1,663	—
Gain on termination of TRA	(110,883)	—	—
Loss on debt repayment	—	15,990	—
Equity-based compensation	16,108	11,286	8,251
Acquisition-related expenses	42	2,349	—
COVID-19 expenses(d)	—	339	2,890
Non-recurring and other expenses(e)	—	2,598	3,077
Tax impact of adjustments(f)	1,158	(11,381)	(3,104)
Adjusted Net Income	$62,403	$35,914	$45,889
(a)	Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by the Founder and management.
(b)
Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Year Ended December 31,
	2022	2021	2020
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%
State and local taxes (net of federal benefit)	3.0%	6.4%	0.7%
Permanent adjustments	0.2%	1.2%	—
Effective income tax rate for Adjusted Net Income	24.2%	28.6%	21.7%
(c)	Represents an adjustment to eliminate the adjustment of the payable pursuant to the TRA.
(d)
Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees and direct legal costs associated with the pandemic.

(e)	Represents certain costs associated with non-recurring professional services, our prior private equity owners’ expenses and other costs.
(f)	Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

SHOALS TECHNOLOGIES GROUP, INC. 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHLS2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V05346-P85512	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SHOALS TECHNOLOGIES GROUP, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Class II Director Nominees.		☐	☐	☐

Nominees

01) Jeannette Mills 02) Lori Sundberg

The Board of Directors recommends you vote every 1 YEAR on the following proposal:							1 Year	2 Years	3 Years	Abstain

2.	Approval, by an advisory vote, of the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” frequency proposal).						☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 3 and 4.								For	Against	Abstain

3.	Approval, by an advisory vote, of the compensation of the Company’s Named Executive Officers (i.e., “say-on-pay” proposal).							☐	☐	☐

4.	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHINBOX]		Date				Signature (Joint Owners)	Date

  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V05347-P85512

SHOALS TECHNOLOGIES GROUP, INC. Annual Meeting of Shareholders May 4, 2023 10:00 AM ET This proxy is solicited by the Board of Directors

The undersigned hereby appoints Dominic Bardos, Jeffery Tolnar, and Mehgan Peetz, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Shoals Technologies Group, Inc. Class A common stock and/or Class B common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Shoals Technologies Group, Inc. to be held May 4, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders, or any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side